SCHEDULE 14A
                             (Rule 14a-101)

                INFORMATION REQUIRED IN PROXY STATEMENT
                        SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the
           Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive  Proxy  Statement
[ ]  Definitive  Additional Materials
[ ]  Soliciting  Material  Pursuant  to  ss.  240.14a-11(c)  or  ss. 240.14a-12

                        ProMedCo Management Company
                       -----------------------------
             (Name of Registrant as Specified in its Charter)

                         ProMedCo Management Company
                (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-11(c) or Rule 14a-12.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total feed paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
     2) Form, Schedule or Registration Statement No.:
     3) Filing Party:
     4) Date Filed:

February 24, 2000


Dear ProMedCo Stockholder:

         You are cordially invited to attend a special meeting of our stockholders to be held at 11:00 a.m. local time on Monday, March 27, 2000, at The Petroleum Club, 777 Main Street, Fort Worth, Texas. The purpose of the meeting is to consider and vote upon a proposed sale of a new issue of the Company's convertible preferred stock to affiliates of Goldman, Sachs & Co. for $55 million.

         This sale of convertible preferred stock will be the second stage of an investment in the Company by these investors. They have already made a portion of their investment through the purchase, on January 13, 2000, of the Company's senior subordinated notes and 1,250,000 shares of common stock for $16 million. Upon approval of the proposal by the Company's stockholders and satisfaction of other conditions, the investors will exchange the subordinated notes, shares of common stock and an additional $39 million for 550,000 shares of the convertible preferred stock, bringing their total investment to $55 million. The remaining principal condition to this second stage of the investment is that the Company will have obtained up to $65 million of additional financing under its bank credit facility or similar debt financing. Completion of the proposed transaction will thus provide us with as much as $120 million of new capital to fund the continued expansion of our business.

         The convertible preferred stock will accrue 6% annual dividends and will initially be convertible into common stock at $3.25 per share. If all shares are converted, the holders will own approximately 36% of the Company's outstanding common stock assuming full dilution.

         We are very excited about this transaction. It will not only provide us with the capital needed for our continued growth, but will also make available to the Company the expertise and resources of the leading financial institution of Goldman, Sachs & Co., whose representatives will join our Board. We also believe that the endorsement of our business plan and management team by Goldman Sachs, as well as the added stability resulting from its investment, will further enhance our ability to recruit top talent and attract quality acquisition candidates. THE BOARD HAS UNANIMOUSLY APPROVED THE TRANSACTION AND RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL. In addition, members of senior management have agreed to vote their shares in favor of the proposal, and we sincerely hope all of you will support it as well.

         Your vote is crucial to the completion of this important transaction. Please read the accompanying proxy statement, which describes the proposal in greater detail, and fill in, sign, date and mail the enclosed proxy card as soon as possible, whether or not you plan to attend the meeting.

                                   Sincerely,


                                   /s/ H. WAYNE POSEY
                                   H. Wayne Posey
                                   Chairman and Chief Executive Officer

                           ProMedCo Management Company

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                            To Be Held March 27, 2000

TO OUR STOCKHOLDERS:

         A special meeting of the stockholders of ProMedCo Management Company (the "Company") will be held at 11:00 a.m. local time on Monday, March 27, 2000, at The Petroleum Club, 777 Main Street, Fort Worth, Texas 76102 for the following purposes:

1. to approve the issuance and sale of 550,000 shares of the Company's Series A Convertible Preferred Stock, par value $0.01 per share, to affiliates of Goldman, Sachs & Co. for $55.0 million and the issuance and sale of the shares of the Company's Common Stock, par value $0.01 per share, issuable upon conversion of the Preferred Stock, and to adopt the Securities Purchase Agreement dated as of January 13, 2000 pursuant to which the issuance and sale is being made; and

2. to transact such other business as may properly come before the meeting or any adjournments thereof.

         Holders of record of the Company's Common Stock at the close of business on February 17, 2000 are entitled to vote at the meeting and at any adjournments thereof.

         Stockholders are requested to complete, date and sign the enclosed proxy card and return it promptly in the enclosed envelope provided for your convenience. Any stockholder present at the meeting may revoke his or her proxy and vote personally on all matters brought before the meeting.

                                             By Order of the Board of Directors,


                                             Deborah A. Johnson
                                             Secretary

Fort Worth, Texas
February 24, 2000

                        ProMedCo Management Company

                       801 Cherry Street, Suite 1450
                          Fort Worth, Texas 76102
                              (817) 335-5035

                              PROXY STATEMENT
                                  FOR THE
                      SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON MARCH 27, 2000

         This Proxy Statement is furnished to the holders of the Common Stock of ProMedCo Management Company (the "Company") in connection with the solicitation on behalf of the Board of Directors of the Company (the "Board") of proxies to be used in voting at the special meeting of stockholders to be held at 11:00 a.m. local time on Monday, March 27, 2000, at The Petroleum Club, 777 Main Street, Fort Worth, Texas 76102 and any adjournments thereof.

         At this important meeting, you will be asked to approve the issuance and sale of 550,000 shares of the Company's Series A Convertible Preferred Stock (the "Preferred Stock") to four affiliates of Goldman, Sachs & Co. (the "Investors") for $55.0 million and the issuance and sale of the Company's Common Stock issuable upon conversion of the Preferred Stock, and to adopt the Securities Purchase Agreement (the "Purchase Agreement") pursuant to which the sale is being made (the "Proposal"). On January 13, 2000, the Company entered into the Purchase Agreement with the Investors and, pursuant thereto, issued and sold to the Investors $16.0 million principal amount of the Company's Senior Subordinated Notes due January 12, 2005 (the "Notes") and 1,250,000 shares of Common Stock (the "GS Shares") for aggregate cash consideration of $16.0 million. Stockholder approval was not required for that transaction. The Purchase Agreement provides that, subject to the approval of the Company's stockholders and other conditions described below, the Company will issue to the Investors, and the Investors will purchase from the Company, 550,000 shares of Preferred Stock in exchange for the Notes, the GS Shares and $39.0 million cash, or aggregate consideration of $55.0 million. The proceeds from the sale of the Preferred Stock will be used primarily to fund the continued expansion of the Company's business.

         The Preferred Stock will accrue dividends at the annual rate of 6.0% and will initially be convertible into shares of Common Stock at a conversion price of $3.25 per share. If all of the Preferred Stock is converted, the holders will own (based on the initial conversion price) 16,923,077 shares, or approximately 36.4%, of the Company's outstanding Common Stock assuming the exercise or conversion of all outstanding options, warrants and other convertible securities (44.4% assuming no exercise or conversion). Holders of the Preferred Stock will be entitled to vote, together with the holders of the Common Stock, on all matters submitted to a vote of stockholders on the same basis as if the Preferred Stock had been converted into Common Stock.

         The enclosed proxy is for use at the meeting if the stockholder will not be able to attend in person. Any stockholder who executes a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date. A proxy also may be revoked by any stockholder present at the meeting who expresses a desire to vote his or her shares in person.

         All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the shares will be voted in favor of the Proposal.

         Only holders of Common Stock of record at the close of business on February 17, 2000 (the "Record Date") are entitled to vote at the meeting. On the Record Date, there were 22,479,239 shares of Common Stock outstanding, of which each share is entitled to one vote on any matter to be voted upon at the meeting or any adjournments thereof. A majority of the outstanding shares must be represented at the meeting, in person or by proxy, to constitute a quorum for holding the meeting. Approval of the Proposal requires the affirmative vote of a majority of the votes cast.

         THE BOARD HAS UNANIMOUSLY APPROVED THE TRANSACTION AND RECOMMENDS THAT YOU VOTE "FOR" APPROVAL AND ADOPTION OF THE PROPOSAL.

         The Notice of Special Meeting of Stockholders, this Proxy Statement and the accompanying proxy are first being mailed to stockholders on or about February 24, 2000.

                              THE PROPOSAL

Background

         In the spring of 1999, as management anticipated the need for additional financing to sustain the Company's projected rate of growth, the Company began to explore alternatives for obtaining additional capital. Recent levels of the market price of the Common Stock made a public equity offering infeasible. Access to capital generally in the industry had become difficult, and other companies had turned to sources of private equity financing. After considering various alternatives, during the late summer the Company pursued a potential offering of high-yield debt securities until September 1999, when deterioration of market conditions appeared to make such an offering no longer a viable option.

         During the same period, the Company was approached by several investment groups with a variety of proposals for investment in the Company.
From these, management decided to pursue two similar equity investment proposals, one of which was made by affiliates of Goldman, Sachs & Co. ("Goldman Sachs"). The Company entered into confidentiality agreements with both groups, provided information concerning its business to them, and discussed the basic terms of a proposed transaction with both. The Company eventually determined that the Goldman Sachs proposal was superior, and on November 24, 1999 it entered into a letter of intent and exclusivity agreement with Goldman Sachs.

         During the balance of November and much of December, Goldman Sachs continued to conduct its due diligence investigation of the Company's business and affairs and, together with its counsel, negotiated the terms of a definitive purchase agreement and related agreements with the Company's management and counsel. During this period, while the price of the Company's Common Stock averaged approximately $2.62 per share, the parties negotiated and agreed upon the $3.25 conversion price, recognizing that the market price could fluctuate above or below that price prior to closing. On December 27, the Board met to discuss the terms that had been negotiated. After reviewing and discussing the proposed terms and the financing alternatives that the Company had considered, the Board unanimously approved the proposed terms and authorized management to enter into a definitive purchase agreement and related agreements.

         The proposed investment was structured as a two-stage transaction because of the rules of The Nasdaq Stock Market, Inc. requiring stockholder approval of certain securities issues. Those rules require stockholder approval of the private issuance of common stock (or securities convertible into common stock) constituting 20% or more of an issuer's outstanding common stock at a price, as here proposed, lower than the higher of its market price or book value per share. They also require stockholder approval of transactions that result in a change in control of the issuer. Although the Company believes that the proposed investment will not result in a change in control within the meaning of the Nasdaq rules, stockholder approval would also satisfy that requirement if the investment were construed otherwise. In view of the time required to obtain stockholder approval and the Company's current need for capital to maintain its projected rate of expansion, the parties agreed upon an initial investment of $16.0 million in subordinated notes and 1.25 million shares of Common Stock and, following stockholder approval, exchange of those securities and an additional $39.0 million for $55.0 million in aggregate face amount of convertible preferred stock.

         On January 13, 2000, the Company entered into the Purchase Agreement with GS Capital Partners III, L.P., GS Capital Partners III Offshore, L.P., Goldman, Sachs & Co. Verwaltungs GMBH and Stone Street Fund 2000, L.L.C., and simultaneously closed the first stage of the transaction by issuing the Notes and the GS Shares to the Investors for aggregate cash consideration of $16.0 million, less an amount in cash equal to $480,000 paid by the Company to the Investors.

         A complete copy of the Purchase Agreement is included as Appendix A to this Proxy Statement. The summary descriptions of the Purchase Agreement and related documents contained in the discussion that follows do not purport to be complete and are qualified by reference to the complete text of the documents themselves, copies of which are included in the Appendixes or available from the Company upon request.

The Purchase Agreement

         The Purchase Agreement provides for the Company's issuance and sale to the Investors of the Preferred Stock for an aggregate purchase price of $55.0 million in cash. At the initial closing, on January 13, 2000, the Company issued to the Investors the Notes and the GS Shares in consideration of an aggregate cash payment of $16.0 million, less an amount in cash equal to $480,000 paid by the Company to the Investors. At the second closing (the "Second Closing"), the Company will issue to the Investors the Preferred Stock in exchange for the Notes, the GS Shares and a cash payment of $39.0 million, less an amount in cash equal to the sum of $1.17 million to be paid by the Company to the Investors and all accrued and unpaid interest on the Notes. If all of the Preferred Stock is converted (based on the initial conversion price), the Investors will own approximately 36.4% of the Company's outstanding Common Stock, assuming the exercise or conversion of all options, warrants and other convertible securities that will be outstanding immediately after the Second Closing, or 44.4% assuming no exercise or conversion.

         Second Closing. The Second Closing will take place on the same day that the Proposal is approved by stockholders. If all conditions to the Second Closing other than stockholder approval have not been satisfied as of the date scheduled for the special meeting, the meeting will be adjourned until such conditions have been satisfied.

         Representations and Warranties. The Purchase Agreement contains various representations and warranties of the Company (subject, in certain cases, to specified exceptions) relating to, among other things, the following matters:
(i) due organization, good standing and subsidiaries; (ii) due authorization, execution, delivery, performance and enforceability of the Purchase Agreement and other related agreements and documents; (iii) capitalization; (iv) reports and other documents filed with the Securities and Exchange Commission (the "SEC") and the accuracy of the information contained therein; (v) financial statements (including the absence of undisclosed liabilities); (vi) the absence of certain changes or events having a material adverse effect on the business, results of operations or financial condition of the Company; (vii) the absence of any material litigation; (viii) title to properties and insurance; (ix) the absence of any conflict with the certificate of incorporation and by-laws, material contracts and applicable laws and the absence of any consent, approval or authorization required in connection with the Purchase Agreement; (x) compliance with material laws and possession of material licenses and permits;
(xi) payment of taxes and filing of tax returns;  (xii) employee  benefit plans;
(xiii) intellectual property matters; (xiv) material commitments of the Company;
(xv) acquisitions of the Company since January 1, 1997; (xvi) the absence of brokerage or finder's fees; (xvii) the Company's insurance; (xviii) existing indebtedness and future liens; (xix) compliance with state antitakeover statues;
(xx) Year 2000 readiness; and (xxi) disclosures made by the Company.

         The Purchase Agreement also contains representations and warranties of the Investors relating to (i) the investment intent of the Investors; (ii) their understanding that the securities they are acquiring have not been registered under the Securities Act of 1933; (iii) the "accredited investor" status of the Investors within the meaning of Rule 501(a) under the Securities Act; and (iv) the availability of funds to the Investors sufficient to pay their obligations under the Purchase Agreement.

         Covenants of the Company. In the Purchase Agreement the Company covenanted and agreed with the Investors (subject, in some cases, to specified exceptions), among other things:

                  (i) until the Second Closing (or the termination of the parties' obligations to consummate the Second Closing), to conduct its business in the ordinary course and not to, without the consent of the Investors, change its accounting or tax accounting methods, acquire any of its outstanding equity securities or issue additional equity securities, or amend its certificate of incorporation or by-laws;

                  (ii) until the Second Closing (or the termination of the parties' obligations to consummate the Second Closing), not to solicit any proposals for any merger or business combination involving the Company or purchase of the Company's stock or a material portion of its assets;

                  (iii) prior to the Second Closing, to obtain $65.0 million additional senior debt financing under the Company's existing bank credit facility or another facility;

                  (iv) to hold a stockholders meeting as soon as practicable after the Initial Closing to obtain stockholder approval of the issuance and sale of the Preferred Stock at the Second Closing, to recommend that stockholders grant such approval, and to file a proxy statement with respect to such meeting with the SEC no later than January 31, 2000;

          (v) to use its reasonable best efforts to obtain all required consents and approvals with respect to the transactions contemplated by the Purchase Agreement;

                  (vi) to grant to the Company's management and key employees stock options to purchase approximately 2.2 million shares of Common Stock (which the Company and the Investors have agreed will have an exercise price of not less than $3.25 per share), of which options to purchase 660,000 shares were granted prior to the Initial Closing and options to purchase 1.54 million shares will be granted at the Second Closing; and

                  (vii) that after the Second Closing and so long as the Investors own at least 10.0% of the Company's outstanding Common Stock, the Investors will have preemptive rights to purchase any of the Company's capital stock that the Company proposes to sell to a third party (other than pursuant to the exercise of employee stock options or other currently outstanding options or other securities exchangeable for capital stock or in connection with a merger transaction).

         Covenants of the Investors. In the Purchase Agreement the Investors covenanted and agreed with the Company (subject, in some cases, to specified exceptions), among other things:

     (i) to use their reasonable best efforts to assist the Company in obtaining the $65.0 million additional senior debt financing;

     (ii)in the event the Second Closing does not take place, not to sell or otherwise transfer the Notes prior to 90 days following the termination of the parties' obligation to consummate the Second Closing; and

     (iii) until the later of (A) January 13, 2003 and (B) the date on which the Investors own less than 10.0% of the shares of Common Stock (assuming conversion of the Preferred Stock) owned by them immediately following the Second Closing, not to acquire more than 1.4 million shares of the Company's capital stock in excess of the amount acquired pursuant to the Purchase Agreement or solicit proxies with respect to the Company's voting securities unless, among other things, a third party makes a bona fide offer for substantially all of the Company's outstanding securities or assets.

         Investor Representation on Board. Pursuant to the Purchase Agreement, following the Initial Closing the Investors designated one representative, Sanjeev K. Mehra, a Managing Director of Goldman Sachs, to serve on the Board, which was expanded from seven to eight directors, and as a member of the Board's Executive Committee. The Purchase Agreement provides that on the date of the Second Closing the Board will be further expanded to 10 directors and that the Investors will have the right to designate two additional directors, or a total of three directors, one of whom will continue to serve on the Executive Committee. The designation right will be reduced to two directors at such time as the number of shares of Common Stock (assuming conversion of the Preferred Stock) owned by the Investors is less than two-thirds of the shares owned by them immediately following the Second Closing, will be further reduced to one member at such time as the number of shares owned by them is less than one-third of such amount, and will be eliminated at such time as the number of shares owned by them is less than 10.0% of such amount.

         Actions Requiring Investor Approval. The Purchase Agreement provides that so long as the Investors own at least one-third of the shares of Preferred Stock issued at the Second Closing, the Company will not, without the Investors' consent, (i) authorize any merger, liquidation or recapitalization of the Company or the sale of substantially all of its assets, (ii) make any acquisition for a price exceeding $20.0 million, (iii) incur any additional indebtedness that would cause the Company's ratio of total debt to EBITDA to exceed 4.5 to 1.0, (iv) enter into any business other than one reasonably related to its current business, or (v) amend its certificate of incorporation or by-laws.

         Conditions to the Second Closing. The Purchase Agreement provides that the Second Closing will not take place unless and until the Company's stockholders have approved the issuance of the Preferred Stock to the Investors. In addition, the Investors' obligation to purchase the Preferred Stock is subject to satisfaction of the following conditions, among others:

     (i) the absence of any government action prohibiting the transactions to be consummated at the Second Closing;

     (ii)expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act;

     (iii) the continued accuracy of the Company's representations and warranties (except to the extent that any inaccuracies in the aggregate are not reasonably expected to have material adverse effect on the business, results of operations or financial condition of the Company);

     (iv)the Company's satisfaction in all material respects with all covenants required to be satisfied by it prior to the Second Closing;

     (v) the filing and effectiveness of the certificate of designation governing the rights of the holders of the Preferred Stock;

     (vi)the authorization, reservation and approval for Nasdaq listing of the shares of Common Stock issuable upon conversion of the Preferred Stock;

     (vii) the Company's having obtained the $65.0 million additional senior debt financing;

     (viii) the expansion of the Board to 10 members, including, effective as of the Second Closing, the three directors designated by the Investors; and

     (ix) the absence of any development resulting or reasonably expected to result in a material adverse effect on the business, results of operations, prospects or financial condition of the Company.

The Company's obligation to issue the Preferred Stock to the Investors is subject to the condition, among others, that the Investors shall have satisfied in all material respects all covenants required to be satisfied by them prior to the Second Closing.

         Termination of the Parties' Obligations. The Purchase Agreement provides that the parties' obligations to proceed with the Second Closing may be terminated by mutual consent of the Company and the Investors, or by either the Company or the Investors if:

     (i) the Second Closing has not occurred by May 15, 2000;

     (ii) a court or government agency has entered a nonappealable order prohibiting the sale of the Preferred Stock;

     (iii) a representation or warranty of the other party was materially false at the time it was made or the other party has materially breached any of its covenants and has failed to cure the breach within 10 days of the terminating party's notice of termination; or

     (iv) the Company's stockholders have failed to approve the sale of the Preferred Stock to the Investors.

The Investors may also terminate their obligation to purchase the Preferred Stock if there is a continuing event of default under the Notes issued to the Investors at the Initial Closing, or if the Company has not permitted the initial Investor designee to serve on the Board and Executive Committee since January 20, 2000.

         Survival of Representations and Warranties and Indemnification. The parties' representations and warranties expire on the later of (i) one year after the Second Closing and (ii) January 13, 2001 if the parties' obligations to consummate the Second Closing are terminated, except for the Company's representations and warranties concerning tax matters, which expire 30 days after expiration of the applicable statute of limitations, and the Company's representations and warranties concerning its authority to enter into and consummate the transactions contemplated by the Purchase Agreement and its capitalization, which survive indefinitely. The Purchase Agreement contains customary provisions whereby each party undertakes to indemnify the other with respect to losses incurred by the other as a result of its material breach of its representations, warranties, covenants or agreements.

         Expenses. The Company will pay up to $700,000 of the Investors' legal, accounting and other expenses incurred in connection with the transactions contemplated by the Purchase Agreement, whether or not the Second Closing occurs.

         Waiver of Conditions. The provisions of the Purchase Agreement may be modified, amended or waived only by a written document executed and delivered by the Company and the Investors.

The Preferred Stock

         The 550,000 shares of Preferred Stock, designated "Series A Convertible Preferred Stock," will have a liquidation preference of $100.00 (plus any accrued but unpaid dividends) per share (the "Liquidation Preference") and will rank senior to the Company's Common Stock and all other capital stock of the Company with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company. The terms of the Preferred Stock are set forth in full in the proposed Certificate of Designation of Series A Convertible Preferred Stock reproduced in Appendix B hereto.

         Dividend Rights. Holders of the Preferred Stock will be entitled to receive, when, as and if declared by the Board, cumulative cash dividends at an annual rate of 6.0% of the Liquidation Preference. Dividends will accrue daily and will be payable quarterly. Accrued dividends not paid within 10 days of any quarterly payment date will accrue dividends at an annual rate of 8.0% of the Liquidation Preference. In addition, so long as any shares of Preferred Stock remain outstanding, if the Company pays a dividend in cash, securities or other property on shares of Common Stock, it will at the same time declare and pay a dividend on shares of Preferred Stock in the amount that would be paid with respect to such shares if they were converted into shares of Common Stock.

         Voting Rights. Each share of Preferred Stock will entitle its holder to vote on all matters submitted to a vote of the Company's stockholders, voting together as a single class with the holders of the Common Stock. Each share of Preferred Stock will entitle the holder to that number of votes equal to the number of votes that could be cast by a holder of the shares of Common Stock into which the share of Preferred Stock is convertible (initially, approximately 31 votes per share of Preferred Stock). In addition, the Company will be prohibited, without the vote or consent of the holders of at least 50.0% of the Preferred Stock from time to time outstanding, from issuing any capital stock ranking senior to or on a parity with the Preferred Stock, increasing the number of authorized shares of Preferred Stock, or taking any other action that adversely affects the powers, preferences or special rights of the Preferred Stock.

         Conversion Rights. Each share of Preferred Stock will initially be convertible, at any time, into a number of shares of the Company's Common Stock equal to the Liquidation Preference divided by $3.25 (the "Conversion Price"). The Conversion Price will be subject to adjustment in the event, among others, that the Company (i) pays any stock dividends on the Common Stock, (ii) subdivides, combines or reclassifies the Common Stock, (iii) distributes to the holders of the Common Stock any dividends in the form of its capital stock, evidences of its indebtedness, assets, cash or rights to purchase shares of Common Stock, (iv) issues any shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) at a price (or having a conversion price per share) less than the greater of (A) the market price of the Common Stock and (B) the Conversion Price of the Preferred Stock at the time of such issuance, (v) reclassifies its Common Stock or merges or consolidates with another entity, or (vi) purchases or redeems any shares of Common Stock at a price greater than its market price. The Conversion Price will not be adjusted if the holders of the Preferred Stock have received the subject dividend or distribution.

         Optional Redemption. At any time after the fourth anniversary of the issuance of the Preferred Stock and subject to the holders' conversion rights, the Company may redeem all, but not less than all, of the Preferred Stock at a price per share equal to the Liquidation Preference, provided the market price per share of the Common Stock for at least 20 out of 30 consecutive trading days has been at least 150.0% of the Conversion Price in effect at the beginning of such period.

         Mandatory Redemption. The Company will be required to redeem all shares of Preferred Stock outstanding on the seventh anniversary of their issuance at a price per share equal to the Liquidation Preference (the "Mandatory Redemption Price").

         Change of Control Repurchase. In the event of a change of control of the Company, the Company will be required to make an offer to each holder of Preferred Stock to repurchase all or any portion of such holder's shares of Preferred Stock at a price per share equal to 101.0% of the Liquidation
Preference. "Change of control" is defined as (i) the sale of all or substantially all of the Company's assets to any person other than the Investors or their affiliates, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction or other event by which any person other than the Investors and their affiliates becomes the beneficial owner of more than 45.0% of the voting stock of the Company, or
(iv) the first day on which a majority of the members of the Board does not consist of persons who were directors on January 13, 2000 or elected with the approval of a majority of those who were directors on that date.

         Right to Designate Directors. In the event the Company fails to pay accrued dividends for 12 consecutive months, or fails to pay the Mandatory Redemption Price, the Company will be required to increase the Board by two members and the holders of the Preferred Stock, voting as a single class, will be entitled to elect two directors (in addition to the directors designated by the Investors pursuant to the Purchase Agreement).

         Liquidation, Dissolution or Winding Up. In the event of any bankruptcy or insolvency of the Company or if the Company otherwise liquidates, dissolves or winds up, after payment or provision for the payment of the Company's debts and other liabilities, no distribution will be made to the holders of the Company's Common Stock or any other shares ranking junior to or on a parity with the Preferred Stock until the holders of the Preferred Stock have received, subject to certain adjustments, the greater of (i) the Liquidation Preference with respect to each share of Preferred Stock held and (ii) the amount that would have been received if the shares had been converted to shares of Common Stock immediately prior to the date of such event.

Related Agreements

         Simultaneously with the execution of the Purchase Agreement, the Company and certain of its stockholders entered into several related agreements with the Investors.

         The Stockholder Voting Agreements. Five of the Company's directors and executive officers, E. Thomas Chaney, Jack W. McCaslin, H. Wayne Posey, Richard
E. Ragsdale and Robert M. Sontheimer (the "Significant Stockholders"), who together are the beneficial owners of an aggregate of 3,654,294 shares (or approximately 16.3%) of the Company's outstanding Common Stock, have each entered into a voting agreement with the Investors by which each has agreed to vote his shares in favor of the Proposal and given his proxy with respect to such vote to the Investors.

         The Lockup Agreements. Messrs. Chaney, Posey and Ragsdale, who together are the beneficial owners of an aggregate of 2,929,700 shares of Common Stock, have entered into lockup agreements by which they have agreed that they will not, without the prior consent of the Investors, sell any of such shares during the six-month period following the Initial Closing or more than 25% of their respective shares during the ensuing 18 months. If, however, the Investors sell in excess of 25% of the shares of Common Stock owned by them (assuming conversion of the Preferred Stock) immediately following the Second Closing, Messrs. Chaney, Posey and Ragsdale will be permitted to sell an amount of additional shares proportionate to such excess amount sold by the Investors.

         The Registration Rights Agreement. The Company has entered into a registration rights agreement under which the Investors have the right at any time to require the Company, at the Company's expense, to file a registration statement under the Securities Act to permit the resale of all or any portion of the shares of Common Stock (or securities convertible into, or exercisable or exchangeable for, shares of Common Stock) held by the Investors. While the Investors are limited to two such so-called "demand registrations," they also have the right, subject to limited exceptions, to require the Company to include their shares in any other registration statement filed by the Company covering a distribution of its equity securities. The registration rights agreement contains customary terms and conditions, including cross-indemnities with respect to liabilities resulting from any materially false or misleading statement in or omission from any such registration statement. In the event either of the Investors' demand registrations relates to an offering effected through underwriters, the Company will be required to enter into an underwriting agreement with the underwriters containing customary terms, including representations and warranties and indemnities.

The Notes

         The $16.0 million principal amount of notes issued at the Initial Closing, together with the GS Shares, will be exchanged at the Second Closing for shares of Preferred Stock having an aggregate Liquidation Preference of $16.0 million. In the event that the sale of the Preferred Stock is not approved by stockholders or the Second Closing does not occur for any other reason, the Notes will remain outstanding.

         The Notes, issued on January 13, 2000, mature on January 13, 2005. Interest accrues on the Notes until May 15, 2000 at the annual rate of 12.0%, of which two-thirds is payable in cash and one-third is payable through the issuance of additional notes having terms identical to those of the Notes ("PIK Notes"). From May 15, 2000 until maturity, interest will accrue at the annual rate of 14.0%, of which four-sevenths will be payable in cash and three-sevenths will be payable through the issuance of PIK Notes. The Notes are subordinate to the Company's senior indebtedness, which currently consists primarily of its bank credit facility.

         The Company may redeem the Notes from March 31, 2001 through September 30, 2001 for a purchase price equal to 101.0% of the outstanding principal amount plus accrued and unpaid interest. It is required to redeem the Notes, at the option of any holder, at any time on or after March 31, 2002 for a purchase price equal to 100.0% of such amount. In addition, in the event of a change of control of the Company (defined as under the terms of the Preferred Stock), the Company will be required to make an offer to each holder of Notes to purchase all or any portion of such holder's Notes at a price equal to 101.0% of such amount.

         The Notes contain numerous negative covenants, customary in similar debt instruments, limiting the Company's ability, without the consent of the holders of the Notes, to, among other things, incur additional indebtedness, create liens on its property, enter into transactions involving fundamental changes such as a merger of the Company, sell its assets, declare or pay dividends or other distributions on its capital stock, redeem or otherwise acquire its capital stock, make investments or loans, enter into any business not reasonably related to its current business and make acquisitions.

         Events of default under the Notes include, in addition to failure to pay principal or interest when due, breach of any covenant or agreement contained in the Notes or the Purchase Agreement and related agreements, a payment default under other indebtedness of the Company or acceleration of such indebtedness aggregating $3.0 million or more.

         At any time after the 90th day following the termination of the obligations of the parties to consummate the Second Closing, upon the request of the holders of at least $4.0 million aggregate principal amount of the Notes, the Company is required, at the Company's expense, to prepare an offering memorandum to facilitate the resale of the Notes pursuant to Rule 144A under the Securities Act and, pursuant to a registration statement filed by the Company under the Securities Act, to offer to exchange the Notes for debentures having terms substantially identical to those of the Notes. Should the Company default in such obligations, cash interest payable under the Notes will increase to an amount equal to 0.5% per annum for the first 90 days of such default and thereafter to 1.0% so long as the default continues.

Effects of Approval of the Proposal

         The sale of the Preferred Stock, together with the additional senior debt financing upon which the sale is conditional, will provide capital to enable the Company to continue the expansion of its business at its currently projected rate. The Company also believes that the presence of Goldman Sachs as a substantial investor in the Company, together with its representation on the Board, will provide the Company with additional expertise and resources and enhance its ability to attract high-quality personnel and acquisition candidates. At the same time, while stockholders other than the Investors currently have 94.4% of the voting power, following the issuance of the Preferred Stock they will have only 55.6% of the voting power. While the Investors' representatives will constitute only a minority of the Board, the Investors may be expected to exert substantial influence on the future affairs of the Company solely as a result of their percentage ownership of the Company's capital stock.

Effects of Failure to Approve the Proposal

         If the Proposal is not approved by stockholders, the Company will have obtained only $16.0 million of additional capital in exchange for the Notes and the GS Shares and, unless the Company is able to obtain alternate financing, will be required to substantially reduce its rate of growth from both its historical level and its currently projected level. There is no assurance that such alternate financing will be available, and management does not believe that any such financing that may be available will be upon terms more favorable to the Company than those of the Proposal. The Company also believes that the failure of stockholders to approve the Proposal will itself likely impede the Company's future ability to attract capital in any transaction requiring stockholder approval. In addition, if the Proposal is not approved, the Notes will remain outstanding, and the interest rate under the Notes will increase from 12.0% to 14.0%.

Interests of Certain Persons in the Proposal

         In considering the Proposal, stockholders should be aware that some of the Company's officers and directors have certain interests that may be in addition to, or different from, the interests of the stockholders. Pursuant to the requirements of the Purchase Agreement, the Company's executive officers, of whom one, H. Wayne Posey, is also a director, were granted options to purchase an aggregate of 372,000 shares of Common Stock at the Initial Closing and, if the Second Closing occurs, will be granted options to purchase an aggregate of 868,000 additional shares. In addition, Sanjeev K. Mehra, a director of the Company since January 20, 2000, is a Managing Director of Goldman, Sachs & Co., an affiliate of the Investors and their designee on the Board.

                                   THE MEETING

         Each copy of this Proxy Statement mailed to stockholders is accompanied by a proxy card furnished in connection with the solicitation of proxies by the Board for use at the special meeting. The meeting is scheduled to be held at 11:00 a.m. local time on Monday, March 27, 2000, at The Petroleum Club, 777 Main Street, Fort Worth, Texas. At the meeting, stockholders will consider and vote upon the Proposal. The Company knows of no other matter to be presented at the meeting.

         Your Board has unanimously determined that the transactions contemplated by the Purchase Agreement are advisable and in the best interests of the Company's stockholders, has approved and adopted the Purchase Agreement and the related agreements and documents and has approved the issuance and sale of the Preferred Stock. THE BOARD RECOMMENDS THAT YOU VOTE "FOR" APPROVAL AND ADOPTION OF THE PROPOSAL.

         STOCKHOLDERS ARE REQUESTED PROMPTLY TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.

Record Date and Voting

         The Board has fixed the close of business on February 17, 2000 as the Record Date for the determination of the stockholders of the Company who are entitled to receive notice of and to vote at the meeting. At the close of business on the Record Date, the Company had outstanding 22,479,239 shares of Common Stock. The holders of the Common Stock are entitled to one vote for each share held on the Record Date.

         The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business. Abstentions (including broker non-votes) will be included in the calculation of the number of votes represented at the meeting for purposes of determining the existence of a quorum.

         If the enclosed proxy card is properly executed and received by the Company in time to be voted at the meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Properly executed proxies with no instructions indicated thereon will be voted "FOR" approval and adoption of the Proposal.

         If any other matters properly come before the meeting, including a motion to adjourn the meeting for the purpose of soliciting additional proxies, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in their discretion, except that shares represented by proxies that have been voted "against" the Proposal will not be used to vote for adjournment of the meeting for the purpose of allowing additional time for soliciting additional votes "for" the proposal.

Vote Required; Revocability of Proxies.

         The Proposal must be approved by the affirmative vote of a majority of the votes cast, either in person or by proxy, at the meeting and entitled to vote.

         Pursuant to the terms of the Stockholder Voting Agreements, the Significant Stockholders have agreed to vote the Common Stock beneficially owned by them in favor of the Proposal and have given the Investors proxies so to vote such shares. In addition, the Investors have advised the Company that they intend to vote the GS Shares in favor of the Proposal. As a result, 4,904,294 (or approximately 21.8%) of the total outstanding votes are committed to vote in favor of the Proposal.

         Brokers holding shares of Common Stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners thereof.

         A  stockholder  may revoke a proxy at any time prior to its exercise by
(i) delivering to Deborah A. Johnson, Secretary, ProMedCo Management Company, 801 Cherry Street, Suite 1450, Fort Worth, Texas 76102, a written notice of revocation prior to the meeting, (ii) delivering prior to the meeting, a duly executed proxy bearing a later date or (iii) attending the meeting and voting in person. The presence of a stockholder at the meeting will not in and of itself automatically revoke such stockholder's proxy. If no instructions are indicated on a properly executed proxy, such proxy will be voted "FOR" approval and adoption of the Proposal.

         If all conditions to the Second Closing other than stockholder approval have not been satisfied as of the date scheduled for the meeting, the meeting will be adjourned until such conditions have been satisfied. If the meeting is adjourned for this or any other reason, at any subsequent reconvening of the meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting, except for any proxies which have theretofore effectively been revoked or withdrawn.

Solicitation of Proxies

         The Company will bear the costs of soliciting proxies from stockholders. In addition to soliciting proxies by mail, directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies by telephone, by facsimile or in person. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them in connection therewith.

Other Matters

         A list of stockholders of record entitled to be present and vote at the meeting will be available at the offices of the Company for inspection by the stockholders during regular business hours from March 1, 2000 to the date of the meeting. The list will also be available during the meeting for inspection by stockholders who are present. Votes will be tabulated by an automated system administered by Harris Trust and Savings Bank, Chicago, Illinois, the Company's transfer agent. Members of the Company's independent accounting firm, Arthur Andersen LLP, are expected to attend the meeting to make a statement if they so desire and to respond to questions from stockholders.

                            COMMON STOCK OWNERSHIP OF

                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the Record Date by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock, (ii) each director of the Company,
(iii) certain executive officers of the Company and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Unless otherwise indicated, the address of each stockholder is: c/o ProMedCo Management Company, 801 Cherry Street, Suite 1450, Fort Worth, Texas 76102.

                                                                                 Shares Beneficially
Number and Address                                                                    Owned(1)
of Beneficial Owner                                                              -------------------
-------------------                                                                Number    Percent

H. Wayne Posey.................................................................   1,760,721   7.5%
Richard E. Ragsdale(2).........................................................   2,258,640   9.7%
David T. Bailey, M.D...........................................................      53,699      *
Charles J. Buysse, M.D.........................................................       5,797      *
E. Thomas Chaney...............................................................   1,115,180   4.5%
James F. Herd, M.D.............................................................     155,420      *
Jack W. McCaslin...............................................................     378,352   1.7%
Robert D. Smith................................................................     114,250      *
Robert M. Sontheimer...........................................................     346,642   1.5%
Sanjeev K. Mehra(3)............................................................          --     --
Charles W. McQueary............................................................      87,500      *
Dale K. Edwards................................................................      57,000      *
Deborah A. Johnson.............................................................      17,500      *
Gregory A. Wagoner.............................................................      13,271      *
Wellington Management Company, LLP(4)..........................................   1,965,000   8.7%
Dimensional Fund Advisors Inc.(5)..............................................   1,586,500   7.1%
The Goldman Sachs Group, Inc. (6) .............................................   1,250,000   5.6%
All Directors and executive officers as a group (14 persons)...................   6,363,972  25.5%
----------

     * Less than 1%

     (1) Includes shares issuable upon the exercise of options that are exercisable within 60 days of the date of this Proxy Statement. The shares underlying such options are deemed to be outstanding for the purpose of computing the percentage of outstanding stock owned by such persons individually and by each group of which they are a member, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

     (2) This amount includes 15,000 shares owned by Mr. Ragsdale's spouse and 50,000 shares owned by the Ragsdale Unified Credit Trust, as to which Mr. Ragsdale disclaims beneficial ownership.

     (3) Mr. Mehra, who is a Managing Director of Goldman, Sachs & Co., disclaims beneficial ownership of the shares owned by The Goldman Sachs Group, Inc. and its affiliates, except to the extent of his pecuniary interest therein, if any.

     (4) Based upon an amendment to a Schedule 13G filed with the Commission on February 11, 2000. The stockholder has sole investment and voting power with respect to none of such shares, shared voting power with respect to 945,000 of such shares, and shared investment power with respect to all of such shares. The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

     (5) Based upon a Schedule 13G filed with the Commission on February 3, 2000. The stockholder has sole investment and voting power with respect to all of such shares. The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

     (6) Represents shares owned by certain investment partnerships and a limited liability company, of which Goldman Sachs or affiliates of Goldman Sachs or the Goldman Sachs Group, Inc. ("GS Group") are the general partner, managing partner, manager or investment manager. Consists of 928,994 shares held of record by GS Capital Partners III, L.P., 255,391 shares held of record by GS Capital Partners III Offshore, L.P., 42,888 shares held of record by Goldman, Sachs & Co. Verwaltungs GmbH, and 22,727 shares held of record by Stone Street Fund 2000, L.L.C. GS Group and Goldman Sachs disclaim beneficial ownership of the shares owned by the investment partnerships and the limited liability company to the extent attributable to partnership or membership interests therein held by persons other than GS Group, Goldman Sachs and their affiliates. Each of the investment partnerships and the limited liability company shares voting and investment power with certain of its respective affiliates. The address of GS Group is 85 Broad Street, New York, New York 10004.

                             ADDITIONAL INFORMATION

         The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at Room 1024, 450 Fifth Street, N.W., Washington D.C. 20549 and at the regional offices of the SEC located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the SEC's Web site (http://www.sec.gov.). The Common Stock is quoted on the Nasdaq National Market, and such material can also be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

     THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM DEBORAH A. JOHNSON, SECRETARY, PROMEDCO MANAGEMENT COMPANY, 801 CHERRY STREET, SUITE 1450, FT. WORTH, TEXAS 76102.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The following documents are incorporated by reference herein:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1998.

     2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1999.

         All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this Proxy Statement, and prior to the date of the meeting, shall be deemed to be incorporated by reference herein.

         Any statement contained in a document filed with the SEC prior to the date hereof and incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. The modifying or superseding statement may, but need not, state that it has modified or superseded a prior statement or include any other information set forth in the document that is not so modified or superseded. The making of a modifying or superseding statement shall not be deemed an admission that the modified or superseded statement, when made, constituted an untrue statement of a material fact, an omission to state a material fact necessary to make a statement not misleading, or the employment of a manipulative, deceptive or fraudulent device, contrivance, scheme, transaction, act, practice, course of business or artifice to defraud, as those terms are used in the Securities Act, the Securities Exchange Act or the rules and regulations thereunder. Any statement so modified shall not be deemed in its unmodified form to constitute a part hereof for purposes of the Exchange Act. Any statement so superseded shall not be deemed to constitute a part hereof for purposes of the Securities Exchange Act.

                                                                   Appendix A


                          SECURITIES PURCHASE AGREEMENT

                  THIS SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of January 13, 2000, by and among PROMEDCO MANAGEMENT COMPANY, a Delaware corporation (the "Company"), GS CAPITAL PARTNERS III, L.P., a Delaware limited partnership ("GSCP"), and certain affiliates of GSCP set forth on the signature page of this Agreement (the "GSCP Affiliates", and collectively with GSCP and including their respective successors and permitted assigns, the "Investors", and each individually, an "Investor").

                             W I T N E S S E T H :

                  WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, simultaneously with the execution and delivery of this Agreement, at the initial closing (the "Initial Closing"), the Company is issuing and selling to the Investors, and the Investors are purchasing from the Company, (i) $16,000,000 in aggregate principal amount of the Company's Senior Subordinated Notes, due January 13, 2005 (the "Notes") and (ii) 1,250,000 shares (the "GS Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), for an aggregate purchase price of $16,000,000 in cash; and

                  WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, at the second closing (the "Second Closing"), the Company wishes to issue and sell to the Investors, and the Investors wish to purchase from the Company, (i) an aggregate of 390,000 shares of the Company's Series A Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock") for an aggregate purchase price of $39,000,000 in cash, and (ii) an aggregate of 160,000 shares of Preferred Stock for an aggregate purchase price of $16,000,000 payable by delivery to the Company of all outstanding Notes and GS Shares held by the Investors in exchange therefor; and

                  WHEREAS, the Investors and the Company desire to provide for the purchase and sale of the Notes, the GS Shares and the Preferred Stock and to establish certain rights and obligations in connection therewith.

                  NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.1. Defined Terms; Interpretations. The following terms, as used herein, shall have the following meanings:

                  "Additional Financing" shall have the meaning ascribed thereto in Section 5.3.

                  "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                  "Agreement" shall have the meaning ascribed thereto in the preamble.

                  "Board of Directors" shall mean the Board of Directors of the Company.

                  "Capitalized Lease" shall mean, with respect to any Person, any lease or any other Commitment for the use of property which, in accordance with generally accepted accounting principles, should be capitalized on the lessee's or user's balance sheet.

                  "Capitalized Lease Obligation" of any Person shall mean and include, as of any date as of which the amount thereof is to be determined, the amount of the Liability capitalized or disclosed (or which should be disclosed under U.S. GAAP) in a balance sheet of such Person as of such date in respect of a Capitalized Lease of such Person.

                  "Certificate of Designation" shall have the meaning ascribed thereto in Section 2.6(a)(iii).

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Commitment" and "Commitments" shall have the meaning ascribed thereto in Section 3.14(a).

                  "Common Stock" shall have the meaning ascribed thereto in the recitals.

                  "Company" shall have the meaning ascribed thereto in the preamble.

                  "Company Affiliates" shall have the meaning ascribed thereto in Section 5.2.

                  "Company Indemnified Party" shall have the meaning ascribed thereto in Section 8.2.

                  "Compensation   and  Benefit  Plans"  shall  mean  all  bonus,
vacation, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, all medical, dental, disability, health and life insurance plans, all other material employee benefit and fringe benefit plans, contracts or arrangements and any applicable "change of control" or similar provisions in any plan, contract or arrangement sponsored, maintained or contributed to by the Company or any of the Subsidiaries for the benefit of officers, former officers, employees, former employees, directors, former directors, or the beneficiaries of any of the foregoing or pursuant to which the Company, any of the Subsidiaries or any ERISA Affiliate has or may have any liability or obligation, contingent or otherwise.

                  "Confidentiality Agreement" shall have the meaning ascribed thereto in Section 5.12.

                  "Consents" shall have the meaning ascribed thereto in Section 5.7.

                  "Consolidated EBITDA" shall have the meaning ascribed thereto in the Credit Agreement as in effect on the date hereof.

                  "Conversion Shares" shall mean the shares of Common Stock issuable upon conversion of the Preferred Stock.

                  "Credit Agreement" shall mean the Credit Agreement dated as of December 17, 1998, among the Company, the Lenders referred to therein and Bank of America, N.A. as Agent and Banc of America Securities, LLC, as Arranger, and as amended by the First Amendment to Credit Agreement, dated as of December 31, 1998, the Amended and Restated Credit Agreement and First Amendment to Guarantee and Collateral Agreement, dated as of June 29, 1999, the First Amendment to Amended and Restated Credit Agreement dated as of November 9, 1999 and the Consent and Second Amendment to Amended and Restated Credit Agreement, dated as of November 12, 1999, all as amended, modified, renewed, refunded, restated, replaced or refinanced from time to time.

                  "Designated Senior Indebtedness" shall mean the obligations of the Company under the Credit Agreement.

                  "DGCL" shall mean the Delaware General Corporation Law.

                  "Encumbrances" shall mean any liens, charges, claims, security interests, restrictions, options, proxies, voting trusts or other encumbrances.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" shall mean each business or entity which is a member of a "controlled group of corporations," under "common control" or a member of an "affiliated service group" with the Company or any of its Subsidiaries within the meaning of Articles 414(b), (c) or (m) of the Code, or required to be aggregated with the Company under Article 414(o) of the Code, or is under "common control" with the Company, within the meaning of Article 4001(a)(14) of ERISA, and the regulations promulgated and proposed thereunder.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include reference to the comparable section, if any, of any such successor federal statute.

     "Exchange and Registration Rights Agreement" shall have the meaning ascribed thereto in the Notes.

                  "Fried Frank Offices" shall have the meaning ascribed thereto in Section 2.2.

                  "GAAP" shall have the meaning ascribed thereto in Section 3.5.

                  "Governmental Entity" shall mean any supernational,  national,
foreign,   federal,   state   or   local   judicial,   legislative,   executive,
administrative or regulatory body or authority.

                  "Grandfathered Amount" shall have the meaning ascribed thereto in the Shareholder Rights Plan.

                  "GS Shares" shall have the meaning ascribed thereto in the recitals.

                  "GSCP"  shall  have  the  meaning   ascribed  thereto  in  the
preamble.

                  "GSCP Affiliates" shall have the meaning ascribed thereto in the preamble.

                  "Guarantee" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of any Person guaranteeing, or in effect guaranteeing, any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, or (y) to maintain working capital or other balance sheet condition, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of any computations made under this Agreement, a Guarantee in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the outstanding amount of the Indebtedness for borrowed money which has been guaranteed, and a Guarantee in respect of any other Liability shall be deemed to be Indebtedness equal to the maximum aggregate amount of such Liability.

                  "HSR  Act"   shall   mean  the   Hart-Scott-Rodino   Antitrust
Improvements Act of 1976, as amended, and the rules and regulations thereunder.

                  "Indebtedness" shall mean, with respect to any Person, (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers and similar accrued liabilities incurred in the ordinary course of business and paid in a manner consistent with industry practice), (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person whether or not the obligations secured thereby have been assumed, (vi) all Capitalized Lease Obligations of such Person, (vii) all Guarantees of such Person, (viii) all obligations (including but not limited to reimbursement obligations) relating to the issuance of letters of credit for the account of such Person, (ix) all obligations arising out of foreign exchange contracts, and
(x) all obligations arising out of interest rate and currency swap agreements, cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

                  "Indemnification Claim Notice" shall have the meaning ascribed thereto in Section 8.5(a).

                  "Indemnified Party" shall have the meaning ascribed thereto in
Section 8.5(a).

                  "Indemnifying Party" shall have the meaning ascribe thereto in
Section 8.5(a).

                  "Initial Closing" shall have the meaning ascribed thereto in the recitals.

                  "Initial Closing Payment" shall be an amount in cash equal to $480,000 payable to the Investors at the Initial Closing as provided in Section 2.1.

                  "Initial Closing Purchase Price" shall have the meaning ascribed thereto in Section 2.1.

                  The "Initial Noteholder Designee" shall be Mr. Sanjeev Mehra.

                  "Intellectual Property" shall mean (i) all inventions and discoveries (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (iv) all mask works and all applications, registrations and renewals in connection therewith, (v) all know-how, trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice (including ideas, research and development, formulas, compositions, manufacturing and production process and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals),
(vi) all computer software (including data and related documentation), (vii) all management information systems, (viii) all other proprietary rights, (ix) all copies and tangible embodiments thereof (in whatever form or medium) and (x) all licenses and agreements in connection therewith.

                  "Investor" and "Investors" shall have the meaning ascribed thereto in the preamble.

                  "Investor Designees" shall have the meaning ascribed thereto in Section 5.9(b).

                  "Investor Expenses" shall have the meaning ascribed thereto in
Section 9.1.

                  "Investor Indemnified Party" shall have the meaning ascribed thereto in Section 8.3.

                  "IRS" shall mean the Internal Revenue Service.

                  "Knowledge", with respect to the Company, shall mean the knowledge of each member of the board of directors of the Company and each of the material Subsidiaries and each executive officer of the Company and each of the material Subsidiaries, and the knowledge that any of the foregoing individuals would have after due and reasonable inquiry and investigation.

                  "Laws" shall mean any law, statute, rule, regulation, order or other restriction of any court or Governmental Entity applicable to the businesses conducted by the Company and the Subsidiaries.

                  "Leased Real Property" shall mean the real property leased or subleased by the Company or any Subsidiary, together with, to the extent leased or subleased by the Company or any Subsidiary, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company or any Subsidiary attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing.

                  "Liability" shall mean any debt, liability or obligation, whether known or unknown, asserted or unasserted, accrued, absolute, contingent or otherwise, whether due or to become due.

                  "Licenses" shall mean any licenses, franchise permits, accreditations, consents, registrations, certificates, and other governmental or regulatory permits, accreditations, authorizations or approvals required for the operation of the businesses of the Company and the Subsidiaries as presently conducted and for the ownership, lease or operation of the Company's and the Subsidiaries' properties.

                  "Litigation" shall mean any claim, demand, action, suit, proceeding, arbitration, investigation, civil, criminal or administrative action, inquiry or hearing by or before any Governmental Entity or private arbitration tribunal.

                  "Lock-up Agreements" shall mean the letters, date as of the date hereof, from certain stockholders of the Company to the Investors.

                  "Losses" shall mean each and all of the following items: claims, losses, (including, without limitation, losses of earnings) Liabilities, obligations, payments, damages (actual, punitive or consequential), charges, judgments, fines, penalties, amounts paid in settlement, costs and expenses (including, without limitation, interest that may be imposed in connection therewith, costs and expenses of investigation, suits, proceedings, demands, assessments and fees, expenses and disbursements of counsel, consultants and other experts).

                  "Market Value" shall mean the closing price of the Common Stock on NASDAQ or such other exchange upon which the Common Stock might later be traded, on the date specified.

                  "Material Adverse Effect" shall mean a material adverse effect on the properties, business, operations, results of operations, earnings, prospects, assets, Liabilities or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

                  "Multi-Employer Plan" shall have the meaning ascribed thereto in Section 3.12(c).

                  "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation National Market System.

                  "1998 Balance Sheet" shall have the meaning ascribed thereto in Section 3.5.

                  "Notes" shall have the meaning ascribed thereto in the recitals.

                  "Noteholder Designees" shall have the meaning ascribed thereto in Section 5.9(a).

                  "Owned Real Property" shall mean the real property owned by the Company or any Subsidiary, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company or any Subsidiary attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

                  "Permitted Encumbrances" shall have the meaning ascribed thereto in Section 3.8(b).

                  "Person" shall mean any individual, firm, corporation, limited liability company, partnership, company or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  "Preferred Designees" shall have the meaning ascribed thereto in Section 5.9(b).

                  "Preferred Stock" shall have the meaning ascribed thereto in the recitals.

                  "Preferred Stock Registration Rights Agreement" shall have the meaning ascribed thereto in Section 2.6(a)(ii).

                  "Proposed Securities" shall have the meaning ascribed thereto in Section 5.18.

                  "Proxy  Statement"  shall have the meaning ascribed thereto in
Section 3.17.

                  "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of the date hereof, among the Company and the Investors.

                  "Representatives"  shall have the meaning  ascribed thereto in
Section 5.9(g).

                  "Required Lenders" shall have the meaning ascribed to such term in the Credit Agreement.

                  "Restricted Cash" shall have the meaning ascribed thereto in the Credit Agreement as in effect on the date hereof.

                  "Return" shall mean any report, return, statement, estimate, declaration, notice, form or other information required to be supplied to a taxing authority in connection with Taxes.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "Second Closing" shall have the meaning ascribed thereto in the recitals.

                  "Second Closing Date" shall have the meaning ascribed thereto in Section 2.5.

                  "Second Closing Cash Purchase Price" shall have the meaning ascribed thereto in Section 2.4.

                  "Second Closing Payment" shall be an amount in cash equal to $1,170,000 payable to the Investors at the Second Closing as provided in Section 2.4.

                  "Second Closing Termination Date" shall have the meaning ascribed thereto in Section 7.1.

                  "SEC  Reports"  shall  have the  meaning  ascribed  thereto in
Section 3.4.

                  "Second  Purchase" shall have the meaning  ascribed thereto in
Section 2.4.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include reference to the comparable section, if any, of such successor federal statute.

                  "Senior Indebtedness" shall have the meaning ascribed thereto in the Notes.

                  "Shareholder Rights Plan" shall mean the Agreement, dated as of February 18, 1997, between the Company and Harris Trust Company, as Rights Agent.

                  "Significant Subsidiaries" shall mean any direct or indirect subsidiary of the Company which would constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X (or any successor thereto).

                  "Standstill Period" shall mean the period from the date hereof until the later of (i) the third anniversary of the date hereof and (ii) the date on which the Investors and Affiliates controlled by the Investors beneficially own, in the aggregate, a number of shares of Common Stock constituting less than 10.0% of the shares of Common Stock (assuming conversion at such time of the Preferred Stock held by the Investors and their Affiliates) beneficially owned by them immediately after the Second Closing (as such number may be adjusted from time to time for stock splits, reverse stock splits, dividends paid in Common Stock, reclassifications of the Common Stock, and other similar events).

                  "Stockholders Meeting" shall have the meaning ascribed thereto in Section 3.17.

                  "Subsidiary" or "Subsidiaries" shall mean any corporation, limited liability company, partnership, business association or other Person with respect to which the Company has, directly or indirectly, ownership of or rights with respect to securities or other interests having the power to elect a majority of such Person's board of directors or analogous or similar governing body, or otherwise having the power to direct the management, business or policies of that corporation, limited liability company, partnership, business association or other Person.

                  "Tax" and "Taxes" shall means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added, and includes, without limitation, any liability for Taxes of another person, as a transferee or successor, under Treas. Reg. ss. 1.1502-6 or analogous provision of Law or otherwise.

                  "Tax Return" shall mean any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

                  "Terminating Breach" shall have the meaning ascribed thereto in Section 7.1(d).

                  "TIA" shall mean the Trust Indenture Act of 1939.

                  "Total Debt" shall have the meaning ascribed thereto in the Credit Agreement as in effect on the date hereof.

                  "Transaction Documents" shall mean this Agreement, the Notes, the Voting Agreements, the Lock-up Agreements, the Certificate of Designation, the Registration Rights Agreement and all other contracts, agreements, schedules, certificates and other documents being delivered pursuant to or in connection with this Agreement or the transactions contemplated hereby or thereby.

                  "Transfer" shall have the meaning ascribed thereto in Section 5.17.

                  "Voting Agreements" shall mean the Voting Agreements, date as of the date hereof, between the Investors and certain stockholders of the Company.

                                   ARTICLE II

          ISSUANCE AND SALE OF NOTES, GS SHARES AND PREFERRED STOCK

                  2.1. Initial Issuance, Purchase and Sale. Simultaneously with the execution and delivery of this Agreement, at the Initial Closing, the Company is issuing and selling to each Investor, and each Investor is purchasing from the Company, the aggregate principal amount of Notes and the number of GS Shares set forth opposite such Investor's name on the signature page hereto, for an aggregate purchase price of $16,000,000 in cash, less the Initial Closing Payment (the "Initial Closing Purchase Price"). The Company and the Investors agree that for U.S. federal, state and local income Tax purposes, the portion of the Initial Closing Purchase Price allocable to the Notes shall be $13,484,375 and the portion of the Initial Closing Purchase Price allocable to the GS Shares shall be $2,515,625. The Company and the Investors agree that they shall not take any position inconsistent with any such allocation.

     2.2. The Initial Closing. The Initial Closing is taking place at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004 (the "Fried Frank Offices") simultaneously with the execution and delivery of this Agreement.

     2.3. Initial Closing Deliveries. (a) Simultaneously with the execution and delivery of this Agreement, at the Initial Closing, the Company is delivering or causing to be delivered to the Investors the following:

     (i) duly executed Notes in the principal amounts set forth opposite such Investor's name on the signature page hereto;

     (ii) certificates representing the number of GS Shares in the amounts set forth opposite such Investor's name on the signature page hereto;

     (iii) a duly executed copy of the Registration Rights Agreement;

     (iv) duly executed copies of the Voting Agreements;

     (v) duly executed copies of the Lock-up Agreements;

     (vi) an opinion of the Company's counsel, dated as of the date hereof, addressed to the Investors in the form of Exhibit 2.3(a)(vi), which opinion shall be reasonably satisfactory to the Investors;

     (vii)  good  standing   certificates  for  the  Company  and  each  of  its
Significant Subsidiaries, dated no earlier than five days prior to the date hereof, from the jurisdiction in which each is incorporated;

     (viii) a copy of the resolutions of the Board of Directors (A) duly authorizing the execution and delivery of each of the Transaction Documents and the performance of the transactions contemplated thereby, and (B) approving the Investors becoming "interested stockholders" under Section 203 of the DGCL, which resolutions shall be certified as true, correct and effective as of the date hereof by the Secretary or Assistant Secretary of the Company and which shall be satisfactory to the Investors;

     (ix) evidence, satisfactory to the Investors, that Amendment No. 1 to the Rights Agreement, in the form attached hereto as Exhibit 2.3(a)(ix), has been duly executed;

     (x) evidence, satisfactory to the Investors, that the Initial Noteholder Designee shall be duly appointed to serve as a member of "Class II" of the Board of Directors and the Executive Committee of the Board of Directors and that the Board of Directors shall consist of eight directors in each case effective as of January 20, 2000;

     (xi) evidence, satisfactory to the Investors, that the transactions contemplated hereby will not constitute a "Change in Control" of the Company under any Commitment to which an officer is a party or under any of the Compensation and Benefit Plans;

     (xii) copies of all third-party consents required to be obtained by the Company prior to the Initial Closing as set forth on Schedule 3.9(b), including, without limitation, the consent of the Required Lenders under the Credit Agreement, which consents shall be reasonably satisfactory to the Investors;

     (xiii) an Officers' Certificate, dated as of the date hereof, certifying that each of the representations and warranties of the Company contained in this Agreement are true and correct as of the date hereof (disregarding for this purpose all references in such representations and warranties to any materiality, Material Adverse Effect, Knowledge or similar qualifications) (except to the extent such representations and warranties are made as of a particular date, in which case such representations and warranties shall have been true and correct in all material respects as of such date), except for failures to be true and correct which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect; and

     (xiv) such other instruments and documents as the Investors reasonably request.

     (b) Simultaneously with the execution and delivery of this Agreement, at the Initial Closing, the Investors are delivering to the Company the following:

     (i) the Initial Closing Purchase Price, which shall be paid by wire transfer of immediately available funds to an account designated at least three business days prior to the date hereof by the Company;

     (ii) a duly executed copy of the Registration Rights Agreement; and

     (iii) an Officers' Certificate, dated as of the date hereof, certifying that each of the representations and warranties of the Investors contained in this Agreement are true and correct (disregarding for this purpose all references in such representations and warranties to any materiality, material adverse effect, knowledge or similar qualifications) as of the date hereof (except to the extent such representations and warranties are made as of a particular date, in which case such representations and warranties shall have been true and correct in all material respects as of such date), except for failures to be true and correct which individually or in the aggregate would not reasonably be expected to have a material adverse effect on the ability of the Investors to fulfill its obligations hereunder.

                  2.4. Second Issuance, Purchase and Sale. Upon the terms and subject to the conditions set forth herein, at the Second Closing, the Company shall issue and sell to each Investor, and each Investor shall purchase from the Company, the number of shares of Preferred Stock set forth opposite such Investor's name on the signature page hereto (i) for an aggregate cash purchase price equal to $39,000,000, minus (x) the Second Closing Payment and (y) any accrued and unpaid interest on the Notes through and including the Second Closing Date (the "Second Closing Cash Purchase Price"), and (ii) in exchange for all of the Notes and GS Shares issued to such Investor at the Initial Closing (the transactions to occur at the Second Closing, the "Second Purchase"); provided, that the Investors shall have the right to reallocate among the Investors the Preferred Stock to be purchased by each Investor by delivering written notice of such reallocation to the Company not less than three days prior to the Second Closing so long as such reallocation does not change the total number of Preferred Stock being acquired hereunder or the Second Closing Purchase Price.

     2.5. The Second Closing. The parties agree that the Second Closing shall take place at the Fried Frank Offices on the date of the Stockholders Meeting in accordance with the provisions of Section 5.6.

     2.6. Second Closing Deliveries. (a) At the Second Closing, the Company shall deliver to the Investors the following:

     (i) certificates representing the shares of Preferred Stock in the amounts set forth opposite such Investor's name on the signature page hereto;

     (ii) a copy of the Certificate of Designation of the Preferred Stock (the "Certificate of Designation"), as filed with the Secretary of State of the State of Delaware;

     (iii) an opinion of the Company's counsel, dated as of the Second Closing Date, addressed to the Investors in the form of Exhibit 2.6(a)(iii), which opinion shall be satisfactory to the Investors;

     (iv) a copy of the resolutions adopted by the Company's stockholders at the Stockholders Meeting, which resolutions shall be satisfactory to the Investors;

     (v) evidence, satisfactory to the Investors, that the Preferred Designees have been appointed to the Board of Directors and that the Board of Directors consists of ten directors effective as of the Second Closing;

     (vi) evidence, satisfactory to the Investors, that the Conversion Shares have been reserved for issuance and delivery upon conversion of the Preferred Stock;

     (vii) copies of all third-party consents required to be obtained by the Company prior to the Second Closing as set forth on Schedule 6.2(h), which consents shall be satisfactory to the Investors;

     (viii) an Officers' Certificate, dated as of the Second Closing Date, certifying that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied; and

     (ix) such other instruments and documents as the Investors reasonably request.

     (b) At the Second Closing, the Investors shall deliver to the Company the following:

     (i) the Second Closing Cash Purchase Price, which shall be paid by wire transfer of immediately available funds to an account designated at least three business days prior to the Second Closing Date by the Company;

     (ii) the Notes and the GS Shares purchased by the Investors at the Initial Closing; and

     (iii) an Officers' Certificate, dated as of the Second Closing Date, certifying that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to each Investor, as of the date hereof and as of the Second Closing Date (to the extent the Second Closing is consummated), as follows:

                  3.1. Organization; Subsidiaries. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as it is now being conducted. The Company is duly qualified and licensed as a foreign corporation to do business, and is in good standing (and has paid all relevant franchise or analogous taxes), in each jurisdiction where the character of its assets owned or held under lease or the nature of its business makes such qualification necessary, except where the failure to so qualify or be licensed could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The minute books (containing the records of meetings of stockholders, the Board of Directors, and any committees of the Board of Directors), stock record books and certificate books of the Company contain complete and correct records in all material respects of all corporate actions taken at any such meetings and other corporate governance matters, the stock ownership of the Company and the transfer of the shares of its capital stock since the date of inception of the Company. Complete and correct copies of all of the foregoing have previously been made available to the Investors.

                  (b) Schedule 3.1(b) sets forth a complete and correct list of each of the Subsidiaries. Except as set forth on Schedule 3.1(b), the Company owns, either directly or indirectly through one or more Subsidiaries, all of the capital stock or other equity interests of the Subsidiaries free and clear of all Encumbrances, other than transfer restrictions imposed by applicable federal and state securities Laws. All of the issued and outstanding shares of capital stock or other equity interests of each of the Subsidiaries held directly or indirectly by the Company have been duly authorized and are validly issued, fully paid and nonassessable. No shares of capital stock or other equity interests of any of the Subsidiaries are entitled to preemptive rights. Except as set forth on Schedule 3.1(b) or as disclosed in the SEC Reports, there are no outstanding subscription rights, options, warrants, convertible or exchangeable securities or other rights of any character whatsoever relating to issued or unissued capital stock or other equity interests of any of the Subsidiaries, or any Commitments of any character whatsoever relating to issued or unissued capital stock or other equity interests of any of the Subsidiaries or pursuant to which the Company or any of the Subsidiaries is or may become bound to issue or grant additional shares of its capital stock or other equity interests or related subscription rights, options, warrants, convertible or exchangeable securities or other rights, or to grant preemptive rights. Except as set forth on Schedule 3.1(b) or as disclosed in the SEC Reports, there are no voting trusts, stockholders agreements, proxies or other Commitments or understandings to which any of the Subsidiaries is a party with respect to the voting or transfer of any capital stock or other equity interest of any of the Subsidiaries. Except as set forth on Schedule 3.1(b), the Company does not own, directly or indirectly, any interest in any corporation, limited liability company, partnership, business association or other Person.

                  (c) Each of the Subsidiaries is a corporation, limited liability company, partnership, business association or other Person duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as it is now being conducted. Except as set forth on Schedule 3.1(c), each of the Subsidiaries is duly qualified and licensed to do business, and is in good standing (and has paid all relevant franchise or analogous taxes), in each jurisdiction where the character of its assets owned or held under lease or the nature of the business conducted by it makes such qualification necessary except where the failures of all of such Subsidiaries to so qualify or be licensed could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The minute books or other records (containing the records of meetings of stockholders or other holders of other equity interests, the board of directors or other similar governing body, and any committees thereof), the stock ownership or analogous records and the certificate books of each of the Subsidiaries contain complete and correct records in all material respects of substantially all actions taken at any such meetings and other governance matters, the stock or other equity ownership of each of the Subsidiaries and the transfer of the shares of its capital stock or other equity interest since the date of inception of the applicable Subsidiary. Complete and correct copies of all of the foregoing have previously been made available to the Investors.

                  3.2. Due Authorization. The Company has all right, corporate power and authority to enter into this Agreement and each of the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and each of the other Transaction Documents to which it is a party, the issuance and sale of the Notes, the GS Shares and the Preferred Stock by the Company and the compliance by the Company with each of the provisions of this Agreement and each of the other Transaction Documents to which it is a party (including the reservation and issuance of the Conversion Shares and the consummation by the Company of the transactions contemplated hereby and thereby)
(a) are within the corporate power and authority of the Company and (b) have been duly authorized by all requisite corporate proceedings on the part of the Company, except for the approval by the stockholders of the Company referenced in Section 5.6. The Board of Directors has determined that it is advisable and in the best interest of the Company's stockholders for the Company to consummate the issuance and sale of the Notes, the GS Shares and the Preferred Stock upon the terms and subject to the conditions set forth in this Agreement, and has unanimously recommended that the Company's stockholders approve the transactions referenced in Section 5.6. As of the date hereof, the Board of Directors consist of seven directors and the Initial Noteholder Designee shall be duly appointed to serve as a member of the Board of Directors and the Executive Committee of the Board of Directors as of January 20, 2000. This Agreement has been, and each of the other Transaction Documents to which the Company is a party when executed and delivered by the Company will be, duly and validly executed and delivered by the Company, and this Agreement constitutes, and each of such other Transaction Documents when executed and delivered by the Company will constitute, a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability against the Company may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to the rights of creditors generally. The GS Shares have been duly and validly issued and are outstanding, fully paid and nonassessable. The Conversion Shares at the Second Closing will be validly reserved for issuance, and upon issuance in accordance with the Certificate of Designation will be duly and validly issued and outstanding, fully paid and nonassessable.

                  3.3.  Capitalization.  As of the date hereof,  the  authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, of which 21,732,423 shares are issued and outstanding and (ii) 20,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. Other than the shares of Preferred Stock to be issued to the Investors at the Second Closing, no shares of capital stock of the Company are entitled to preemptive rights. Except as set forth on Schedule 3.3, as disclosed in the SEC Reports or as contemplated by this Agreement or the other Transaction Documents, there are no outstanding subscription rights, options, warrants, convertible or exchangeable securities or other rights of any character whatsoever relating to issued or unissued capital stock of the Company, or any Commitments of any character whatsoever relating to issued or unissued capital stock of the Company or pursuant to which the Company or any of the Subsidiaries is or may become bound to issue or grant additional shares of its capital stock or related subscription rights, options, warrants, convertible or exchangeable securities or other rights, or to grant preemptive rights. Except as set forth on Schedule 3.3, as disclosed in the SEC Reports or as contemplated by this Agreement or the other Transaction Documents, (i) the Company has not agreed to register any securities under the Securities Act or under any state securities law or granted registration rights to any Person or entity and (ii) there are no voting trusts, stockholders agreements, proxies or other Commitments or understandings in effect to which the Company is a party or of which it has Knowledge with respect to the voting or transfer of any of the shares of Common Stock. Except as set forth on Schedule 3.3, to the extent that any options, warrants or any of the other rights described above are outstanding, neither the issuance and sale of the Notes, the GS Shares or the Preferred Stock nor the issuance of any Conversion Shares will result in an adjustment of the exercise or conversion price or number of shares issuable upon the exercise or conversion of any such options, warrants or other rights.

                  3.4. SEC Reports. The Company has timely filed all proxy statements, reports and other documents required to be filed by it with the SEC under the Exchange Act from and after January 1, 1997, and the Company has made available to each of the Investors complete and correct copies of all annual reports, quarterly reports, proxy statements and other reports filed by the Company with the SEC under the Exchange Act from and after such date (collectively, the "SEC Reports"). Each SEC Report was on the date of its filing in compliance in all material respects with the requirements of its respective report form and did not on the date of filing contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading, and as of the date hereof there is no fact or facts not disclosed in the SEC Reports that relate specifically to the Company or any of the Subsidiaries and which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Complete and correct copies of all material correspondence between the Company or any of the Subsidiaries, on the one hand, and the SEC, on the other hand, have previously been made available to the Investors.

                  3.5. Financial Statements. The consolidated financial statements (including any related schedules and/or notes) included in the SEC Reports have been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently followed throughout the periods involved, except as may be noted therein, and fairly present in all material respects the consolidated financial condition, results of operations and changes in stockholders' equity of the Company and the Subsidiaries as of the respective dates thereof and for the respective periods then ended (in each case subject, as to interim statements, to changes resulting from year-end adjustments). Neither the Company nor any of the Subsidiaries has any Liability, except (i) liabilities and obligations in the respective amounts reflected or reserved against in the audited consolidated balance sheet of the Company and the Subsidiaries as of December 31, 1998 (the "1998 Balance Sheet"), or (ii) liabilities and obligations incurred in the ordinary course of business since December 31, 1998 which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  3.6.  Absence  of  Certain  Changes.  Except  as set  forth on
Schedule 3.6, as disclosed in the SEC Reports or as contemplated by this Agreement or the other Transaction Documents, since December 31, 1998: (i) the business of the Company and the Subsidiaries taken as a whole has been conducted in the ordinary course of business consistent with past practice, (ii) the Company and each of the Subsidiaries have not (a) suffered any change, event or development or series of changes, events or developments which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (b) suffered any damage, destruction or casualty loss to its physical properties (whether or not covered by insurance) which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (c) been the subject of any Litigation or threatened or commenced investigation by a Governmental Entity, and (iii) there has not been any transaction, act, development, circumstance or event that if it had occurred on or after the date hereof without the prior consent of the Investors would constitute a breach of Section 5.1.

                  3.7. Litigation. (a) Except as set forth on Schedule 3.7(a) or as disclosed in the SEC Reports, there is no Litigation pending or, to the Knowledge of the Company, threatened against the Company or any of the Subsidiaries or involving any of their respective properties or assets by or before any court, arbitrator or other Governmental Entity, which, if determined adversely to the Company, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (b) Neither the Company nor any of the Subsidiaries is in default under or in breach of any order, judgment or decree of any court, arbitrator or other Governmental Entity, and neither the Company nor any of the Subsidiaries is a party or subject to any order, judgment or decree of any court, arbitrator or other Governmental Entity.

     3.8. Title to Properties. (a) The Company and each of the Subsidiaries have good and valid title to, or, in the case of property leased by them, a valid and subsisting leasehold interest in, their respective properties and assets, free of all Encumbrances except for Permitted Encumbrances.

                  (b) Schedule 3.8(b) sets forth a complete and correct list of all Owned Real Property. With respect to the Owned Real Property, the Company or a Subsidiary has good and marketable title in fee simple to the Owned Real Property, free and clear of all Encumbrances except for (A) Encumbrances set forth on Schedule 3.8(b), (B) liens for taxes not yet due and payable, and (C) Encumbrances that are not individually or in the aggregate material (the
Encumbrances described in clauses (A), (B) and (C) collectively, "Permitted Encumbrances").

                  (c) Schedule 3.8(c) sets forth a complete and correct list of all Leased Real Property. With respect to the Leased Real Property, the Company or a Subsidiary has good and valid leasehold estates in the Leased Real Property, free and clear of all Encumbrances except for Permitted Encumbrances.

                  3.9.  Consents;  No  Violations.  (a)  Except  as set forth on
Schedule 3.9(a), neither the execution, delivery or performance by the Company of this Agreement or any of the other Transaction Documents to which it is a party nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with, or result in a breach or a violation of, any provision of the certificate of incorporation or by-laws or other organizational documents of the Company or any of the Subsidiaries; (ii) constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under (A) any Law or (B) any Commitment to which the Company or any of the Subsidiaries is a party or pursuant to which any of them or any of their assets or properties is subject, except, with respect to the matters set forth in this clause (ii), for breaches, violations, defaults, Encumbrances, or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement or any other Transaction Document to which it is a party; (C) constitute a "Change in Control" of the Company under any Commitment to which an officer is a party or under any of the Compensation and Benefit Plans; or (D) except for any required filing under the HSR Act, require any consent, approval or authorization of, notification to, filing with, or exemption or waiver by, any Governmental Entity or any other Person on the part of the Company or any of the Subsidiaries. Neither the Company nor any of the Subsidiaries is a party to any agreement or bound by the terms of any instrument or security which would prevent the Company from paying cash dividends on the Preferred Stock on a current basis.

                  (b) The Company has received all consents required to be obtained prior to or at the Initial Closing as set forth on Schedule 3.9(b), including, without limitation, the consent of the Required Lenders under the Credit Agreement to the transactions contemplated hereby and by the other Transaction Documents.

                  3.10.  Compliance with Laws; Licenses.  Except as set forth on
Schedule 3.10 or as disclosed in the SEC Reports, the Company and each of the Subsidiaries are in compliance in all material respects with all Laws, and since January 1, 1997, neither the Company nor any of the Subsidiaries has received any notice of any alleged violation of Law applicable to it. Except as set forth on Schedule 3.10, the Company and each of the Subsidiaries have all Licenses, and all of such Licenses are valid and in full force and effect, and the Company and each of the Subsidiaries have duly performed and are in compliance in all material respects with all of their obligations under such Licenses. No event has occurred with respect to any of such Licenses that allows, or after notice or lapse of time or both would allow, the suspension, limitation, revocation, non-renewal or termination thereof or would result in any other material impairment of the rights of the holder thereof in and under any of such Licenses, and no terminations thereof or proceedings to suspend, limit, revoke or terminate any License have been threatened.

                  3.11. Tax Matters. The Company and each of the Subsidiaries have (i) filed all federal, state, local and foreign Tax Returns required to be filed by them (taking into account extensions), (ii) paid all Taxes shown to be due on such Returns and paid or accrued on the 1998 Balance Sheet all Taxes which are otherwise due and payable and (iii) paid or accrued on the 1998 Balance Sheet all Taxes for which a notice of assessment or collection has been received, except in the case of clauses (i), (ii) or (iii) for any such filings, payments or accruals which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the IRS nor any other taxing authority has asserted any claim for Taxes, nor to the Knowledge of the Company, is threatening to assert any claims for Taxes, against the Company or any of the Subsidiaries which claims, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of the Subsidiaries have withheld or collected and paid over to the appropriate Governmental Entities (or are properly holding for such payment) all Taxes required by Law to be withheld or collected, except for amounts which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no liens for Taxes upon the assets of the Company or any of the Subsidiaries (other than liens for Taxes that are not yet due), except for liens which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries (i) has any Liability under Treasury Regulation Section 1.1502-6 or analogous state, local, or foreign law provision, except to the extent any such Liabilities could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (ii) is a party to a Tax sharing or Tax indemnity agreement or any other Commitment of a similar nature with any entity other than the Company or any of the Subsidiaries that remains in effect and under which the Company or any of the Subsidiaries could have any material Liability for Taxes. No claim has been made by a taxing authority in a jurisdiction where the Company or any of the Subsidiaries does not file Tax Returns that the Company or any of the Subsidiaries is or may be subject to taxation by that jurisdiction where such claim, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries is the subject of any currently ongoing audit or examination with respect to a material amount of Taxes, nor, to the Knowledge of the Company, has any such audit been threatened or proposed, by any taxing authority.

                  3.12. Employee Benefit Plans. (a) Schedule 3.12 sets forth a complete and correct list of (i) each material Compensation and Benefit Plan, and (ii) each Compensation and Benefit Plan (whether or not material) which contains a "change of control" or similar provision. The Company has heretofore delivered or made available to the Investors complete and correct copies of all such Compensation and Benefit Plans and any amendments thereto (or if a Compensation and Benefit Plan is not in written form, a written description thereof), any related trust or other funding agreement or vehicle, the most recent reports or summaries required under ERISA or the Code and, with respect to each Compensation and Benefit Plan intended to qualify under Article 401 of the Code, the most recent determination letter received from the IRS.

                  (b) The Company, each of the Subsidiaries and each ERISA Affiliate have performed in all material respects all obligations required to be performed by them under each Compensation and Benefit Plan and none of the Company, any of the Subsidiaries or any ERISA Affiliate is in material default under or in material violation of any Compensation and Benefit Plan. Each Compensation and Benefit Plan has been established, operated, maintained and administered, as the case may be, substantially in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code.

                  (c) Except as set forth on Schedule 3.12, at no time has the Company, any of the Subsidiaries or any ERISA Affiliate contributed to or been required to contribute to, or incurred any withdrawal liability (within the meaning of Article 4201 of ERISA) to, any Compensation and Benefit Plan that is a "multi-employer plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA (a "Multi-Employer Plan").

                  (d) None of the Company, any of the Subsidiaries or any ERISA Affiliate (i) presently sponsors, maintains or contributes to, (ii) is required to sponsor, maintain or contribute to or (iii) has ever sponsored, maintained, contributed to or been required to contribute to, any Compensation and Benefit Plan (other than a Multi-Employer Plan) that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and that is subject to Title IV of ERISA.

                  3.13. Intellectual Property. Schedule 3.13 sets forth a complete and correct list of each item of Intellectual Property owned or used by the Company or any of the Subsidiaries. Except as disclosed on Schedule 3.13,
(i) the Company or a Subsidiary owns or has the right to use pursuant to a valid license, sub-license or other agreement all of the Intellectual Property used by it, except where the absence of any thereof could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) neither the Company nor any of the Subsidiaries has interfered with, infringed upon or misappropriated any Intellectual Property rights of third parties, except for interferences, infringements and misappropriations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of the Subsidiaries has received any written claim, demand or notice alleging any such interference, infringement or misappropriation. To the Knowledge of the Company, no third party has interfered with, infringed upon or misappropriated any Intellectual Property rights of the Company or any of the Subsidiaries, except for interferences, infringements and misappropriations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  3.14.    Commitments.
                           -----------

     (a) Schedule 3.14 sets forth (or cross-references to another schedule hereto that sets forth) a complete and correct list of all contracts or agreements (whether written or oral), including any amendments thereto, (x) to which the Company or any of the Subsidiaries is a party or (y) by or to which the Company or any of the Subsidiaries or any of their properties may be bound or subject (whether or not listed or required to be listed on Schedule 3.14, individually a "Commitment" and collectively, the "Commitments") of the following types:

     (i) Commitments for the sale of any tangible or intangible properties or assets other than in the ordinary course of business, or for the grant of any option or preferential rights to purchase any such properties or assets, in each case providing for aggregate payments in excess of $100,000;

     (ii) Commitments for the construction, modification or repair of any building, structure or facility or for the incurrence of any capital expenditures or for the acquisition of fixed assets, in each case providing for aggregate payments in excess of $100,000;

     (iii) Commitments relating to the acquisition or disposition by the Company or any of the Subsidiaries of any business or the capital stock of any other Person that have not been consummated or that have been consummated but contain representations, covenants, guaranties, indemnities or other obligations that remain in effect;

     (iv) Commitments relating to any Litigation;

     (v) Commitments relating to the lending or borrowing of money, including loan agreements, performance bonds, letters of credit, bankers acceptances and similar instruments or arrangements;

     (vi) Commitments containing covenants of the Company or any of the Subsidiaries or any successor thereto not to compete, not to engage in any line of business or conduct business in any geographical area or with any Person, or not to disclose certain information;

     (vii) Commitments  pursuant to which the Company or any of the Subsidiaries
(x) leases, subleases, licenses or otherwise has the right to use any real or personal property, whether tangible or intangible, including leases and subleases of the Leased Real Property, or (y) is the lessor of any real or personal property, in each case providing for aggregate payments in excess of $100,000;

     (viii) Commitments in respect of Licenses and Commitments relating to Intellectual Property;

     (ix) Commitments in respect of any joint venture, partnership or other similar arrangement (including, without limitation, any joint development agreement);

     (x)  Commitments  with  any   Governmental   Entity,   including,   without
limitation, the United States Department of Health and Human Services;

     (xi) Commitments relating to Indebtedness not included under clause (v), including Commitments relating to outstanding letters of credit or performance bonds or creating any Liability as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person, except as endorser or maker of checks or letters of credit endorsed or made in the ordinary course of business;

     (xii) any Commitment that is material to the Company or any of the Subsidiaries regardless of the size of any payment thereunder and regardless of whether it would otherwise not be required to be listed on Schedule 3.14 because of the exclusions set forth in any of clauses (i) through (xi) of this Section 3.14(a); and

     (xiii) Commitments currently in negotiation by the Company or any of the Subsidiaries of a type that if entered into would be required to be listed on
Schedule 3.14 or to be disclosed on any other schedule hereto.

     (b) Complete and correct copies (or, if oral, full written descriptions) of all Commitments required to be listed on Schedule 3.14, including all amendments thereto, and complete and correct copies of all standard form Commitments used in the conduct of the business, have been made available to the Investors. Except as set forth on Schedule 3.14, all of the Commitments are valid, binding, in full force and effect and enforceable in accordance with their respective terms by the Company or a Subsidiary (as the case may be) against the respective counterparties to such Commitments except where the failure to be valid, binding or in full force and effect could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth on
Schedule 3.14, (i) there is no breach, violation or default and no event that, with or without notice or the passage of time or both, would constitute a breach, violation or default, or give rise to any Encumbrance or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration under, any Commitment, except for breaches, violations, defaults, Encumbrances or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) neither the Company nor any of the Subsidiaries or, to the Company's Knowledge, any other party to any of the Commitments is in arrears in respect of the performance or satisfaction of the terms and conditions on its part to be performed or satisfied under any of such Commitments except where any such failure could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no waiver or indulgence thereunder has been granted by any of the parties thereto.
Schedule 3.14 sets forth a complete and correct list of each Commitment that contains a provision requiring the other party thereto to consent to the transactions contemplated hereby in order for such Commitment to remain in full force and effect following each Closing in accordance with its current terms.

                  3.15. Acquisitions. Schedule 3.15 sets forth a complete and correct list of all acquisitions (by purchase of assets, purchase of stock, merger or otherwise) of any Person or any businesses, business lines or material assets pending or consummated or agreed to be consummated by the Company or any of the Subsidiaries since January 1, 1997 or earlier to the extent that the Company or any of the Subsidiaries has continuing Liabilities with respect to any acquisition. All continuing material Liabilities of the Company or any of the Subsidiaries in connection with any acquisition (including, without limitation, arising out of indemnification, the granting of registration rights or the terms of any earn-out or make-whole provisions) are summarized on
Schedule 3.15. In connection with any acquisition consummated by the Company or any of the Subsidiaries in which part or all of the consideration consisted of shares of capital stock or any other securities (including, without limitation, capital stock of the Company), such shares of capital stock or other securities were issued in compliance with the registration requirements of all applicable federal and state securities laws.

                  3.16. Brokers or Finders. No agent, broker, investment banker or other Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement or the other Transaction Documents based on arrangements made by or on behalf of the Company or any of the Subsidiaries.

                  3.17. Proxy Statement. Any proxy statement to be sent to the stockholders of the Company in connection with a meeting of the stockholders of the Company in connection with the transactions contemplated by this Agreement and the other Transaction Documents (the "Stockholders Meeting"; such proxy statement as amended or supplemented is referred to herein as the "Proxy Statement") will comply as to form in all material respects with Article 14(a) of the Exchange Act and the rules promulgated thereunder, and it shall not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact, or, in light of the circumstances under which made, omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meeting which has become false or misleading. If at any time prior to the Second Closing any event relating to the Company or any of the Subsidiaries or any of their respective Affiliates, officers or directors should be discovered by the Company that is required to be set forth in a supplement to the Proxy Statement, the Company shall promptly inform the Investors thereof.

                  3.18. Insurance. Schedule 3.18 sets forth a complete and correct list of all insurance coverage carried by the Company and each of the Subsidiaries, including for each policy the type and scope of coverage, the carrier and the amount of coverage. The Company maintains a directors' and officers' insurance policy with National Union Fire Insurance Company of Pittsburgh, PA, a complete and correct copy of which has previously been delivered to the Investors.

                  3.19. Holding Company Act and Investment Company Act. Neither the Company nor any of the Subsidiaries is: (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility," as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

                  3.20. Offering of the Notes, the GS Shares and the Preferred Stock. (a) It is not necessary in connection with the offer, sale and delivery of the Notes, the GS Shares and the Preferred Stock to the Investors to register the Notes, the GS Shares or the Preferred Stock under the Securities Act. Until such time as the exchange notes are issued pursuant to the Exchange and Registration Rights Agreement or the Notes or exchange notes are otherwise registered pursuant to an effective registration statement under the Securities Act, it is not necessary to qualify an indenture relating to the Notes or exchange notes under the TIA.

                  (b) The Company has not, directly or indirectly, offered, sold or solicited any offer to buy and will not, directly or indirectly, offer, sell or solicit any offer to buy, any security of a type or in a manner which would be integrated with the sale of the Notes, the GS Shares or the Preferred Stock and require any of the Notes, the GS Shares or the Preferred Stock to be registered under the Securities Act. None of the Company, its Affiliates or any person acting on its or any of their behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with the offering of the Notes, the GS Shares and the Preferred Stock. With respect to any Notes, GS Shares or Preferred Stock, if any, sold in reliance upon the exemption afforded by Regulation S: (i) none of the Company, its Affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and any Person acting on its or their behalf has complied and will comply with the offering restrictions set forth in Regulation S.

                  (c) The Notes are eligible for resale pursuant to Rule 144A and will not, as of the date hereof, be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted on a U.S. automated interdealer quotation system.

                  3.21. Existing Indebtedness; Future Liens. (a) Schedule 3.21 sets forth a complete and correct list of all outstanding Indebtedness of the Company and each of the Subsidiaries as of the date hereof. Neither the Company nor any of the Subsidiaries has defaulted and no waiver of default is currently in effect, in the payment of any principal or interest on any such Indebtedness and no event or condition exists with respect to any such Indebtedness that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment. Neither the Company nor any of the Subsidiaries has received any notice from any Person declaring or threatening to declare any Indebtedness owed by the Company or any of the Subsidiaries to such Person due and payable prior to the stated maturity of such Indebtedness or before its regularly scheduled dates of payment.

                  (b) Neither the Company nor any of the Subsidiaries has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property or assets, whether now owned or hereafter acquired, to be subject to any Encumbrances (other than Permitted Encumbrances).

                  3.22. Solvency. The Company is not, and after giving effect to the issuance and sale of the Notes, the GS Shares and the Preferred Stock and the application of the proceeds therefrom will not be, insolvent within the meaning of Title 11 of the United States Code or any comparable state law provision.

                  3.23. Section 203 of the DGCL; Takeover Statute. The Board of Directors has taken all action necessary to cause the restrictions contained in
Section 203 of the DGCL to be inapplicable to the transactions contemplated by this Agreement or the other Transaction Documents and to approve the Investors becoming "interested stockholders" (as defined in such Section), whether by way of the transactions contemplated by this Agreement or the other Transaction Documents, conversion of the Preferred Stock or any other future transaction. The execution, delivery and performance of this Agreement or any of the other Transaction Documents and the consummation of the transactions contemplated hereby or thereby will not cause to be applicable to the Company any "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws.

                  3.24. Year 2000. To the knowledge of the Company, the software, computers and other hardware and systems used by the Company and each of the Subsidiaries will (i) accurately process date information before, during and after January 1, 2000, including, but not limited to, accepting date input, providing date output and performing calculations on dates or portions of dates;
(ii) function accurately and without interruption before, during and after January 1, 2000 without any change in operations associated with the advent of the new century; (iii) respond to two digit year date input in a way that resolves the ambiguity as to century in a disclosed, defined and predetermined manner; and (iv) store and provide output of date information in ways that are unambiguous as to century. The Company and each of the Subsidiaries have contacted their principal vendors and suppliers and other Persons with whom the Company or any of the Subsidiaries has material business relationships, and each of such vendors, suppliers and other Persons have notified the Company or the applicable Subsidiary that its software, computers and other hardware and systems are Year 2000 compliant in all material respects to the extent affecting the Company or any of the Subsidiaries. The ability of such vendors, suppliers and other Persons to identify and resolve their own Year 2000 issues could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  3.25. Margin Regulations. No part of the proceeds from the sale of the Notes will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. 221), or for the purpose of buying or carrying or trading in any securities. Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and the Subsidiaries and the Company has no present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in Regulation U.

                  3.26. Disclosure. Neither this Agreement nor any other Transaction Document, nor any schedule or exhibit hereto or thereto, nor any certificate furnished to the Investors by or on behalf of the Company in connection with the transactions contemplated hereby and thereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. The financial forecasts furnished by the Company to the Investors have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's management as to the expected future financial performance of the Company and the Subsidiaries.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

                  Each of the Investors, severally and not jointly, hereby represents and warrants to the Company, as of the date hereof and as of the Second Closing Date (to the extent the Second Closing is consummated), as follows:

     4.1. Acquisition for Investment. Such Investor is acquiring the Notes, the GS Shares and the Preferred Stock for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act.

                  4.2. Restricted Securities. Such Investor understands that (i) the Notes, the GS Shares and the Preferred Stock will not be registered under the Securities Act or any state securities laws by reason of their issuance by the Company in a transaction exempt from the registration requirements thereof and (ii) the Notes, the GS Shares, the Preferred Stock and the Conversion Shares may not be sold unless such disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration thereunder.

     4.3. Accredited Investor. Such Investor is an "accredited investor" (as defined in Rule 501(a) under the Securities Act).

     4.4. Sufficient Funds. Such Investor will have available sufficient funds to pay its obligations under this Agreement on the date any such obligation is due.


                                    ARTICLE V

                                    COVENANTS

                  5.1. Conduct of Business by the Company Pending the Second Closing. The Company covenants and agrees that, between the date hereof and the earlier of the Second Closing Date and the Second Closing Termination Date, unless the Investors otherwise agree in writing, the Company shall, and shall cause each of the Subsidiaries to, (a) conduct its business only in the ordinary course and consistent with past practice; (b) use reasonable best efforts to preserve and maintain its assets and properties and its relationships with its customers, suppliers, advertisers, distributors, agents, officers and employees and other Persons with which it has significant business relationships; (c) use reasonable best efforts to maintain all of the material assets it owns or uses in the ordinary course of business consistent with past practice; (d) use reasonable best efforts to preserve the goodwill and ongoing operations of its business; (e) maintain its books and records in the usual, regular and ordinary manner, on a basis consistent with past practice; (f) perform and comply in all material respects with its Commitments; and (g) comply in all material respects with applicable Laws. Except as expressly contemplated by this Agreement or as set forth on Schedule 5.1, between the date hereof and the earlier of the Second Closing Date and the Second Closing Termination Date, the Company shall not, and shall cause each of the Subsidiaries not to, do any of the following without the prior written consent of the Investors:

     (i) change any method of accounting or accounting practice used by the Company or any Subsidiary, other than such changes required by GAAP;

     (ii) other than in connection with the transactions contemplated hereby, repurchase, redeem or otherwise acquire or exchange any share of Common Stock or other equity interests; except for issuances of Common Stock pursuant to the exercise of options to purchase Common Stock or pursuant to existing Commitments outstanding on the date hereof, in each case listed on Schedule 3.3, and except as contemplated by this Agreement and pursuant to acquisitions permitted pursuant to Sections 3.7 and 3.13 of the Notes, issue or sell any additional shares of the capital stock of, or other equity interests in, the Company or any of the Subsidiaries, or securities convertible into or exchangeable for such shares or other equity interests, or issue or grant any subscription rights, options, warrants or other rights of any character relating to shares of such capital stock, such other equity interests or such securities;

     (iii) amend the Company's certificate of incorporation or by-laws, except with respect to the filing of the Certificate of Designation, or amend any Subsidiary's charter or by-laws or other organizational documents in any material respect;

     (iv) make any change in the Company's or any Subsidiary's Tax accounting methods, any new election with respect to Taxes or any modification or revocation of any existing election with respect to Taxes or settle or otherwise dispose of any Tax audit, dispute, or other Tax proceeding;

     (v) take any action that is reasonably likely to result in any of the representations and warranties set forth in Article III becoming false or inaccurate in any material respect as of the Second Closing Date; or

     (vi) agree to take any of the actions restricted by this Section 5.1.

                  5.2. No Solicitation. Between the date hereof and the earlier of the Second Closing and the Second Closing Termination Date, other than in connection with the transactions contemplated hereby, neither the Company nor any of the Subsidiaries shall solicit, propose or facilitate (including by way of providing information regarding the Company or any of the Subsidiaries or their respective businesses to any Person), directly or indirectly, any inquiries, discussions, offers or proposals for, continue or enter into negotiations looking toward, or enter into or consummate any Commitment or understanding in connection with any offer or proposal regarding, any purchase or other acquisition of all or any material portion of the Company and the
Subsidiaries  taken as a whole,  the  business  or assets of the Company and the
Subsidiaries  taken as a whole,  any debt  financing  (other  than  pursuant  to
Section 5.3 hereof), or any of the capital stock of or equity interests in (whether newly issued or currently outstanding) the Company or any of the Subsidiaries (other than with respect to proposed acquisitions by the Company of businesses for which the Company would use its capital stock as consideration as permitted by Sections 3.7 and 3.13 of the Notes), or any merger, business combination or recapitalization involving the Company or any of the material Subsidiaries or their respective businesses; and the Company shall cause the Subsidiaries and the Affiliates, officers, directors, employees, representatives and agents of the Company and the Subsidiaries (collectively, "Company Affiliates") to refrain from engaging in any of the above activities that the Company is restricted from engaging in. The Company agrees to promptly inform the Investors of the identity of any Person making any inquiry, offer or proposal, and the nature and terms of any such inquiry, offer or proposal, and to keep the Investors promptly and fully informed as to the status thereof. The Company shall be liable to the Investors for any breach of the covenants set forth in this Section 5.2 by any Company Affiliate.

                  5.3. Bank Financing. Prior to the Second Closing, the Company shall obtain additional senior debt financing under the Credit Agreement or another facility syndicated or privately placed by a bank or its affiliates in an amount not less than $65 million, on terms reasonably satisfactory to the Investors taking into account current market conditions (the "Additional Financing"). The Investors shall use their reasonable best efforts to assist and cooperate with the Company in its efforts to obtain the Additional Financing; provided, however, that any such assistance and cooperation by the Investors shall not, in any case, require the Investors to waive or modify any of their rights under any of the Transaction Documents and shall not require the expenditure of any funds by the Investors.

                  5.4.  Press  Releases;  Interim  Public  Filings.  Subject  to
Section 9.2, the Company shall deliver to the Investors complete and correct copies of all press releases and public filings made between the date hereof and the earlier of the Second Closing and the Second Closing Termination Date. The Company shall not disclose the name or identity of any of the Investors as an investor in the Company in any press release or other public announcement or in any document or material filed with any Governmental Entity without the prior written consent of such Investor, unless such disclosure is required by applicable Law, in which case prior to making such disclosure the Company shall give written notice to such Investor, describing in reasonable detail the proposed content of such disclosure, shall permit such Investor to review and comment upon the form and substance of such disclosure and shall take such comments into account in making such disclosure.

                  5.5. HSR Act. Each of the Investors and the Company shall cooperate with the other in making filings under the HSR Act and shall use its best efforts to take, or cause to be taken, all actions necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement to occur at the Second Closing, including using its reasonable best efforts to resolve such objections, if any, as the Antitrust Division of the Department of Justice or the Federal Trade Commission or state antitrust enforcement or other Governmental Entities may assert under antitrust Laws with respect to the transactions contemplated hereby. In the event an action is instituted by any Person challenging the transactions contemplated hereby as violative of the antitrust laws, the Investors and the Company shall use their reasonable best efforts to resist or resolve such action.

                  5.6. Proxy Statement; Stockholders Meeting. The Company shall hold the Stockholders Meeting as soon as practicable after the date hereof for the purpose of acting upon this Agreement and the transactions to be consummated at the Second Closing to the extent requiring stockholder approval, including, without limitation, the issuance and sale of the Preferred Stock to the Investors; provided, however, that the Company shall adjourn the Stockholders Meeting from time to time until all of the conditions set forth in Article VI (other than the condition set forth in Section 6.1(c) and other than those conditions that by their nature are to be satisfied at the Second Closing) are satisfied or waived, such that the Stockholders Meeting shall take place on the same day as the Second Closing in accordance with Section 2.5. The Company shall recommend that its stockholders approve this Agreement and the transactions contemplated hereby requiring such stockholder approval. The Company and the Investors shall cooperate in the preparation of the Proxy Statement to be mailed to the Company's stockholders in connection with the solicitation of such approval and shall use their reasonable best efforts to take, or cause to be taken, all actions necessary to prepare the Proxy Statement, file the Proxy Statement with the SEC and respond to any comments it may have, and distribute the Proxy Statement to the Company's stockholders as expeditiously as practicable; provided, that the Company shall file the Proxy Statement with the SEC no later than January 31, 2000. The Company shall give the Investors a reasonable opportunity to review and comment on the Proxy Statement and related communications with stockholders of the Company, and the Investors shall have the right to consent to any descriptions of or references to (i) the Investors or any of their Affiliates, and (ii) the Transaction Documents and the other agreements executed concurrently therewith and the transactions contemplated thereby in the Proxy Statement or such communications, which consent shall not be unreasonably withheld or delayed.

                  5.7. Consents; Approvals. The Company shall use its reasonable best efforts to obtain all consents, waivers, exemptions, approvals, authorizations or orders (collectively, "Consents") (including, without limitation (i) Consents required to avoid any breach, violation, default, encumbrance or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration set forth on Schedule 3.9 or required to be set forth thereon, (ii) all Consents pursuant to the Company's or any of the Subsidiaries' financing documents, including without limitation, all indentures and credit agreements of the Company or any of the Subsidiaries, and
(iii) all United States and foreign governmental and regulatory rulings and approvals), and the Company shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies), required or desirable in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, in each case as promptly as practicable but in any event prior the Second Closing if permitted to be filed prior thereto; provided, however, no payment (other than filing fees related to the matters contemplated hereby and except as set forth on Schedule 6.2(h)) or other accommodation shall be made by the Company in connection with obtaining any of the foregoing without the Investors' prior written consent. The Company also shall use its reasonable best efforts to obtain all necessary state securities laws or blue sky permits and approvals required to consummate the transactions contemplated by the Second Purchase and shall furnish all information as may be reasonably requested in connection with any such action.

                  5.8. Listing. The Company shall use its best efforts to cause the Common Stock to continue to be listed on NASDAQ during the term of this Agreement and for so long as any Notes, Preferred Stock, GS Shares or Conversion Shares are outstanding. Prior to the Second Closing, the Company shall prepare and submit to NASDAQ a listing application covering the Conversion Shares and shall obtain approval for the listing of such Conversion Shares, subject to official notice of issuance. Promptly after the Second Closing Termination Date, the Company shall prepare and submit to NASDAQ a listing application covering the GS Shares and shall obtain approval for the listing of such GS Shares, subject to official notice of issuance.

                  5.9. Board Representation. (a) From January 20, 2000 and for so long as the Investors and their Affiliates own at least $5,500,000 in aggregate principal amount of the Notes, GSCP shall have the right to designate, at all times and from time to time, one director of the Company (which director shall also serve on the Executive Committee of the Board of Directors) (individuals designated pursuant to this paragraph, together with the Initial Noteholder Designee, the "Noteholder Designees"). GSCP shall cause the Noteholder Designee to resign from the Executive Committee of the Board of Directors on the Second Closing Termination Date.

                  (b) From the Second Closing Date and for so long as the Investors and their Affiliates collectively beneficially own a number of shares of Common Stock (assuming conversion at such time of the Preferred Stock held by the Investors and their Affiliates) that is not less than (i) 66 2/3% of the number of shares of Common Stock beneficially owned (assuming conversion at such time of the Preferred Stock held by the Investors and their Affiliates) by them immediately after the Second Closing (as such number may be adjusted for stock splits, reverse stock splits, dividends paid in Common Stock, reclassifications of the Common Stock, and other similar events), GSCP shall have the right to designate, at all times and from time to time, three directors of the Company;
(ii) 33 1/3% of the number of shares of Common Stock beneficially owned (assuming conversion at such time of the Preferred Stock held by the Investors and their Affiliates) by them immediately after the Second Closing (as such number may be adjusted for stock splits, reverse stock splits, dividends paid in Common Stock, reclassifications of the Common Stock, and other similar events), GSCP shall have the right to designate, at all times and from time to time, two directors of the Company; and (iii) 10.0% of the number of shares of Common Stock beneficially owned (assuming conversion at such time of the Preferred Stock held by the Investors and their Affiliates) by them immediately after the Second Closing (as such number may be adjusted for stock splits, reverse stock splits, dividends paid in Common Stock, reclassifications of the Common Stock, and other similar events), GSCP shall have the right to designate, at all times and from time to time, one director of the Company (individuals designated pursuant to this paragraph, the "Preferred Designees", and together with the Noteholder Designees, the "Investor Designees") The Initial Preferred Designees elected pursuant to paragraph (c) below and the Initial Noteholder Designee elected prior to the Initial Closing shall be the initial Preferred Designees.

                  (c) Prior to the Second Closing, each of the Company and the Board of Directors shall take such action as may be necessary (including seeking any necessary vote or approval of any stockholder of the Company, taking any action necessary to expand the size of the Board of Directors, or causing any existing director to resign in order to make room for the Initial Preferred Designees) to cause the Initial Preferred Designees to be elected to the Board of Directors.

                  (d) GSCP and the Company agree that one Preferred Designee shall have the right to sit on the Executive Committee of the Board of Directors.

                  (e) If requested by GSCP, the Company will use its reasonable best efforts (in accordance with the certificate of incorporation and by-laws of the Company and the DGCL) to cause the removal any Investor Designee (in accordance with the certificate of incorporation and by-laws of the Company and the DGCL). Any vacancy among the Investor Designees caused by removal or by the death, retirement or resignation of any Investor Designee shall be filled by a Person designated by GSCP, and the Company agrees to take any such action as is necessary, in accordance with the certificate of incorporation and by-laws of the Company and the DGCL, to cause such designee to be appointed or elected to the Board of Directors. In the event that the term of any director who at such time is an Investor Designee is to expire, then in connection with any meeting of the Company's stockholders at which a successor to such director is to be elected, the Company shall nominate an Investor Designee designated by GSCP and shall recommend that stockholders vote in favor of such individual's election to the Board of Directors in any proxy statement, information statement or other communication to stockholders issued or disseminated by the Company. In the event of any vacancy among the Investor Designees, the Board of Directors shall not take any action not approved by the remaining Investor Designee(s) (or by the Investors if there be no remaining Investor Designee) during the period from the time GSCP informs the Company of a designee to fill any such vacancy to the time such designee is duly appointed or elected to the Board of Directors. Whenever the number of directors that GSCP has the right to designate is reduced in accordance with paragraphs (a) and (b) above, GSCP will cause the appropriate number of Investor Designee(s) to tender their resignation(s) from the Board of Directors.

                  (f) After the date hereof, without the prior written consent of GSCP, the Board of Directors (i) shall not consist of more than eight members so long as the Investors and their Affiliates own any Notes and (ii) shall not consist of more than ten members so long as the Investors and their Affiliates beneficially own at least 10.0% of the number of shares of Common Stock beneficially owned (assuming conversion at such time of the Preferred Stock held by the Investors and their Affiliates) by them immediately after the Second Closing (as such number may be adjusted for stock splits, reverse stock splits, dividends paid in Common Stock, reclassifications of the Common Stock, and other similar events).

                  (g) The rights set forth in this Section 5.9 are intended to satisfy the requirement of contractual management rights for purposes of qualifying GSCP's interests in the Company as venture capital investments for purposes of the Department of Labor's "plan assets" regulations, and in the event such rights are not satisfactory for such purpose as to GSCP, the Company and the Investors shall reasonably cooperate in good faith to agree upon mutually satisfactory management rights which satisfy such regulations.

                  5.10. Certificate of Designation. The Preferred Stock shall have the terms, designations, powers, preferences and relative participation, optional and other special rights, qualifications, limitations and restrictions set forth in the form of the Certificate of Designation attached hereto as
Exhibit 5.10. The Company shall, prior to or concurrently with the Second Closing, cause the Certificate of Designation to be filed with the Secretary of State of the State of Delaware.

                  5.11. Cooperation. The Investors and the Company agree to use their reasonable best efforts to take, or cause to be taken, as promptly as practicable all such further actions as shall be necessary to make effective and consummate the transactions contemplated by the Second Purchase and the other transactions contemplated hereby.

                  5.12. Access to Property; Records. Between the date hereof and the earlier of the Second Closing and the Second Closing Termination Date, the Company shall give the Investors and their Affiliates, officers, employees, directors, attorneys, accountants, investment bankers, agents and representatives reasonable access upon reasonable advance notice to the assets, properties, offices and other facilities, Commitments, accounting books, legal documents and other business and financial records (including all interim financial statements) of the Company, and to the outside auditors of the Company and their work papers relating to the Company and the Subsidiaries. The parties hereto agree that no investigation by the Investors or its representatives shall affect or limit the scope of the representations and warranties of the Company contained in this Agreement or in any other Transaction Document delivered pursuant hereto or limit the Liability for breach of any such representation or warranty. Each Investor agrees to hold all information obtained pursuant to this
Section 5.12 confidential pursuant to the letter agreement, dated October 18, 1999, between the Company and Goldman, Sachs & Co. (the "Confidentiality Agreement").

                  5.13. Incentive Stock Options. (a) At the Initial Closing, the
Company shall cause to be granted options to acquire 660,000 shares of Common Stock, at a per share exercise price equal to the Market Value as of such date, in such amounts and to such persons as are reasonably determined by the Board of Directors after consultation with the Investors. Such options shall be "incentive stock options" within the meaning of Section 422 of the Code to the extent possible (and shall otherwise be non-qualified stock options) and shall be evidenced by award agreements which contain customary terms and conditions reasonably acceptable to the Investors.

                  (b) At the Second Closing, the Company shall cause to be granted options to acquire 1,540,000 shares of Common Stock at a per share exercise price equal to the Market Value as of such date, in such amounts and to such persons as are reasonably determined by the Board of Directors after consultation with the Investors. Such options shall be "incentive stock options" within the meaning of Section 422 of the Code to the extent possible (and shall otherwise be non-qualified stock options) and shall be evidenced by award agreements which contain customary terms and conditions reasonably acceptable to the Investors.

                  5.14. Notice of Breach. From the date hereof through the earlier of the Second Closing and the Second Closing Termination Date, as promptly as practicable, and in any event not later than five business days after senior management of the Company becomes aware thereof, the Company shall provide the Investors with written notice of (a) any representation or warranty of the Company contained in this Agreement or any other Transaction Document being untrue or inaccurate in any material respect at any time from the date hereof to the earlier of the Second Closing and the Second Closing Termination Date, or (b) any failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the Company under this Agreement or any other Transaction Document; provided, however, that the delivery of any notice pursuant to this Section 5.14 shall not limit or otherwise affect the remedies available to the Investors, or modify in any way any disclosure made in this Agreement or any other Transaction Document or the schedules hereto or thereto as of the date hereof.

                  5.15. Transfer Taxes. The Company shall be responsible for any Liability with respect to any transfer, stamp or similar Taxes that may be payable in connection with the execution, delivery and performance of this Agreement including, without limitation, any such Taxes with respect to the issuance of the Notes, the GS Shares, the Preferred Stock or the Conversion Shares.

                  5.16. Rule 144; Integration. (a) So long as any Notes, GS Shares, Preferred Stock or Conversion Shares are outstanding, the Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and after the Second Closing, shall take such further action as the Investors may reasonably request, all to the extent required to enable the Investors to sell any of the foregoing securities pursuant to and in accordance with Rule 144. Such action shall include, but not be limited to, making available adequate current public information meeting the requirements of paragraph (c) of Rule 144. During the period of two years following the Initial Closing, the Company shall not, and shall not permit any of its Affiliates to, resell any of the Notes which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

     (b) The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities
Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the sale of Notes to the Investors or any Affiliate of the Investors.

     (c) From the date hereof until December 31, 2000, the Company shall not offer for sale, sell, contract to sell, loan or pledge or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of any debt securities (or securities convertible into or exercisable or exchangeable into debt securities) issued or guaranteed by the Company without the prior written consent of the Investors.

                  5.17. Transfer Restrictions; Resale of Notes. The Investors will not, prior to the 90th day following the Second Closing Termination Date, sell, transfer, assign, convey, gift, mortgage, pledge, encumber, hypothecate, or otherwise dispose of, directly or indirectly, ("Transfer") any of the Notes except for Transfers between and among the Investors and their Affiliates.

                  5.18. Preemptive Rights. (a) From the Second Closing Date and for so long as the Investors collectively beneficially own (assuming conversion of all shares of Preferred Stock into Common Stock) not less than 10.0% of the total number of shares of Common Stock outstanding from time to time, in the event the Company proposes to issue any capital stock of any kind (including any Common Stock, preferred stock, warrants, options or securities or units comprising securities convertible into or exchangeable for Common Stock or preferred stock or rights to acquire the same) of the Company, other than (1) pursuant to an employee or non-management director stock option plan, stock bonus plan, stock purchase plan or other management equity program or plan, (2) pursuant to any merger, share exchange or acquisition pursuant to which shares of Common Stock are exchanged for, or issued upon cancellation or conversion of, equity securities of an entity engaged primarily in, or to acquire assets primarily for use in, the business conducted by the Company and the Subsidiaries or a business reasonably related to the business conducted by the Company and the Subsidiaries, or (3) securities issuable upon exercise of previously issued warrants, options or other rights to acquire capital stock or upon conversion of previously issued securities convertible into capital stock, then the Company shall:

     (i) deliver to the Investors written notice setting forth in reasonable detail (1) the terms and provisions of the securities proposed to be issued (the "Proposed Securities"); (2) the price and other terms of the proposed sale of such securities; (3) the amount of such securities proposed to be issued; and
(4) such other information as the Investors may reasonably request in order to evaluate the proposed issuance; and

     (ii) offer to issue to the Investors in the aggregate a portion of the Proposed Securities equal to a percentage determined by dividing (x) the number of shares of Common Stock beneficially owned by the Purchasers (assuming conversion of all shares of Preferred Stock into Common Stock, by (y) the total number of shares of Common Stock then outstanding.

The Investors must exercise the purchase rights hereunder within ten business days after receipt of such notice from the Company.

                  (b) Upon the expiration of the offering period described above, or if the Investors shall default in paying for or purchasing the Proposed Securities on the terms offered by the Company, the Company shall thereafter be free to sell such Proposed Securities that the Investors have not elected to purchase during the ninety days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Investors. Any Proposed Securities offered or sold by the Company after such 90 day period must be reoffered to the Investor pursuant to this Section 5.18.

                  (c) The election by the Investors not to exercise preemptive rights under this Section 5.18 in any one instance shall not affect their rights (other than in respect of a reduction in its percentage holdings) as to any subsequent proposed issuance. Any sale of such securities by the Company without first giving the Investors the rights described in this Section 5.18 shall be void and of no force and effect, and the Company shall not register such sale or issuance on the books and records of the Company.

                  5.19 Standstill Agreement. (a) During the period commencing on the date hereof and ending on the earlier of (i) the expiration of the Standstill Period or (ii) the date these provisions terminate as provided herein, except as (x) contemplated by this Agreement or any other Transaction Document or (y) specifically approved in writing in advance by the Company, the Investors shall not, and shall cause any Affiliates controlled by them to not, in any manner, directly or indirectly:

     (A) acquire, or offer or agree to acquire, or become the beneficial owner of or obtain any rights in respect of any capital stock of the Company in an amount in excess of the Grandfathered Amount, except for the Conversion Shares or otherwise as permitted pursuant to this Agreement or any other Transaction Document, provided, however, that the foregoing limitation shall not prohibit the acquisition of securities of the Company or any of its successors issued as dividends or as a result of stock splits and similar reclassifications or received in a merger or other business combination in respect of Preferred Shares or Shares held by the Investors or any of their Affiliates at the time of such dividend, split or reclassification or merger or business combination; or

     (B) solicit proxies or consents or become a "participant" in a "solicitation" (as such terms are defined or used in Regulation 14A under the Exchange Act) of proxies or consents with respect to any voting securities of the Company or any of its successors or initiate or become a participant in any stockholder proposal or "election contest" (as such term is defined or used in Rule 14a-11 under the Exchange Act) with respect to the Company or any of its successors or induce others to initiate the same (except for activities undertaken by the Investors or the Investor Designees in connection with solicitations by the Board of Directors).

                  (b) The standstill provisions set forth herein shall terminate on the earliest of (i) the last day of the Standstill Period, (ii) the occurrence of any breach by the Company in any material respect of any covenant or agreement contained in this Agreement or in any other Transaction Document,
(iii) the filing of a voluntary bankruptcy petition by the Company or on the 60th day following the filing of an involuntary bankruptcy petition against the Company if such petition is not discharged with prejudice during such 60-day period, (iv) the occurrence of a change in control (as defined in the Certificate of Designation) of the Company or (v) the occurrence of a Third Party Proposal.

                  (c) For purposes of this Agreement, a Third Party Proposal shall mean and occur if any Person (other than the Investors or their Affiliates) makes a bona fide offer for all or substantially all of the Company's outstanding equity securities or assets.

                  (d) Notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, nothing shall prohibit the Investors from making an offer to the Board of Directors to purchase all or substantially all of the Company's outstanding equity securities or assets.

                  5.20. Actions Requiring Investor Approval. So long as at the Investors and their Affiliates beneficially own at least one-third of the shares of Preferred Stock issued at the Second Closing, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, without the consent of GSCP:

     (a) authorize a consolidation with or merger with or into, or conveyance, transfer or lease of all or substantially all assets as an entirety to, any Person;

     (b)   authorize   a   liquidation,    dissolution,    recapitalization   or
reorganization;

     (c) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization for a purchase price greater than $20 million;

     (d) create, incur, assume or suffer to exist any Indebtedness after the date hereof if such additional Indebtedness would cause the ratio of (i) Total Debt (less Restricted Cash) to (ii) Consolidated EBITDA for the period of four consecutive quarters of the Company ending on, or most recently preceding, the date of determination, to be greater than 4.5 to 1.00;

     (e) enter into any business, either directly or through any subsidiary or joint venture or similar arrangement, except for those businesses in which the Company and its Subsidiaries, taken as whole, are engaged on the date hereof or which are reasonably related, incidental, or ancillary thereto; or

     (f) authorize, adopt or approve an amendment to the certificate of incorporation or by-laws of the Company, each as in effect as of the Second Closing.

                  5.21. Dividends. The Company agrees that it shall pay cash dividends on the Preferred Stock on a current basis so long as it is not precluded from doing so under its debt instruments or Delaware law. In furtherance thereof, the Company agrees to use its best efforts to pay such dividends, including, without limitation, using its best efforts to refrain from entering into any agreements which would preclude such payments, to seek a waiver under any agreements which would prevent such payments at any time and to take whatever actions are necessary, including revaluing assets, to create surplus for the purpose of paying such dividends.

     5.22. Use of Proceeds. The proceeds from the sale of the Notes, the GS Shares and the Preferred Stock shall be used for general corporate purposes as shall be determined by the Board of Directors.


                                   ARTICLE VI

                                   CONDITIONS

                  6.1. Conditions to Obligations of the Investors and the Company. The respective obligations of the Investors and the Company to consummate the Second Purchase shall be subject to the satisfaction or waiver at or prior to the Second Closing of each of the following conditions:

                           (a) no statute, rule or regulation or order of any Governmental Entity court or administrative agency shall be in effect that prohibits the consummation of the transactions to be consummated at the Second Closing;

                           (b) any waiting period (and any extension thereof) under the HSR Act applicable to the transactions to be consummated at the Second Closing shall have expired or been terminated; and

                           (c) the issuance of the Preferred Stock to the Investors in connection with the Second Purchase shall have been approved and adopted by the requisite vote of the stockholders of the Company in accordance with applicable NASDAQ rules and the Company's certificate of incorporation and by-laws.

     6.2. Conditions to Obligations of the Investors. The obligation of the Investors to consummate the Second Purchase shall be subject to the satisfaction or waiver at or prior to the Second Closing of each of the following conditions:

                           (a) each of the representations and warranties of the Company contained in this Agreement shall be true and correct (disregarding for this purpose all references in such representations and warranties to any materiality, Material Adverse Effect, Knowledge or similar qualifications) when made and as of the Second Closing (except to the extent such representations and warranties are made as of a particular date, in which case such representations and warranties shall have been true and correct in all material respects as of such date), except for failures to be true and correct which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect;

                           (b) the Company in all material respects shall have performed, satisfied and complied with each of its covenants and agreements set forth in this Agreement to be performed, satisfied and complied with prior to or at the Second Closing, disregarding for this purpose all references in such covenants and agreements to any materiality or similar qualifications;

     (c) the Certificate of Designation shall have been duly filed with the Secretary of State of the State of Delaware and shall be in full force and effect;

     (d) the Conversion Shares shall have been duly authorized and reserved for issuance and approved for listing on NASDAQ, subject to official notice of issuance;

     (e) the Company shall have obtained the Additional Financing;

     (f) the Board of Directors shall consist of ten directors, three of whom shall be the Preferred Designees, effective as of the Second Closing;

     (g) there shall not have occurred after December 31, 1998 any change or development or series of changes or developments (including without limitation as a result of any change in the Law) which has resulted in or could reasonably be expected to result individually or in the aggregate in a Material Adverse Effect;

     (h) the Consents set forth on Schedule 6.2(h) shall have been obtained or made by the Company, without any payment or other accommodation having been or being made by the Company or any of the Subsidiaries (except for the payment set forth on Schedule 6.2(h)); and

     (i) the Company shall have made the deliveries set forth in Section 2.6(a) hereof.

     6.3. Conditions to Obligations of the Company. The obligation of the Company to consummate the Second Purchase shall be subject to the satisfaction or waiver at or prior to the Second Closing of each of the following conditions:

                           (a) each of the representations and warranties of the Investors contained in this Agreement shall be true and correct (disregarding for this purpose all references in such representations and warranties to any materiality, material adverse effect, knowledge or similar qualifications) when made and as of the Second Closing (except to the extent such representations and warranties are made as of a particular date, in which case such representations and warranties shall have been true and correct in all material respects as of such date), except for failures to be true and correct which individually or in the aggregate would not reasonably be expected to have a material adverse effect on the ability of the Investors to fulfill its obligations hereunder;

                           (b) the Investors in all material respects shall have performed, satisfied and complied with each of its covenants and agreements set forth in this Agreement to be performed, satisfied and complied with prior to or at the Second Closing, disregarding for this purpose all references in such covenants and agreements to any materiality or similar qualifications; and

     (c) the Investors shall have made the deliveries set forth in Section 2.6(b) hereof.


                                   ARTICLE VII

                                   TERMINATION

     7.1.  Termination.  The obligations of the parties to consummate the Second
Closing  may  be   terminated   at  any  time  prior  to  the  Second   Closing,
notwithstanding approval thereof by the stockholders of the Company:

     (a) by mutual written consent of the Company and the Investors at any time prior to the Second Closing; or

     (b) by either the Investors or the Company if the Second Closing shall not have been consummated by May 15, 2000; or

     (c) by either the Investors or the Company if a Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or

     (d) by the Investors or the Company, (i) if any representation or warranty of the other set forth in this Agreement or in any other Transaction Document shall be untrue in any material respect when made, or (ii) upon a breach in any material respect of any covenant or agreement on the part of the other set forth in this Agreement or in any other Transaction Document (either (i) or (ii) above being a "Terminating Breach"); provided, that, if such Terminating Breach is curable within ten business days after notice of a party's intent to terminate this Agreement, through the exercise of reasonable efforts, and for so long as the other party continues to exercise such reasonable efforts during such ten business day cure period, the termination shall be effective immediately following notice and such ten business day cure period and only if the Terminating Breach is not cured as of such time; or

     (e) by the Investors if an "Event of Default" under the Notes shall have occurred and be continuing; or

     (f) by either the Company or the Investors in the event that the stockholders of the Company fail to approve the transactions described in
Section 5.6 at the Stockholders Meeting; or

     (g) by the Investors if the Company shall not have complied in all respects with the covenants set forth in Section 5.9(a).

                  Any party exercising its right to terminate under this Section
7.1 shall exercise such right by delivery of written notice to the other party in accordance with Section 9.7 hereof. The date of any termination of the obligations of the parties to consummate the Second Closing pursuant to this
Section 7.1 is referred to herein as the "Second Closing Termination Date".

                  7.2. Effect of Termination. In the event of any termination of the obligations to consummate the Second Closing pursuant to Section 7.1, all obligations and agreements of the parties contained in this Agreement or in any other Transaction Document that relate to the Second Closing shall forthwith become void and there shall be no Liability on the part of any party hereto relative to such obligations and agreements, provided that nothing contained in this Agreement shall relieve any party from Liability for any breach of this Agreement or any other Transaction Document occurring prior to any such termination.

                                  ARTICLE VIII

                           SURVIVAL; CERTAIN REMEDIES

                  8.1. Survival. The representations and warranties of the parties contained in this Agreement or in any of the other Transaction Documents shall expire on the later of (i) the one year anniversary of the Initial Closing if the parties' obligations to consummate the Second Closing are terminated under Section 7.1 or (ii) the one year anniversary of the Second Closing, except that the representations and warranties set forth in Section 3.11 shall survive until 30 days after the expiration of the applicable statute of limitations (including any extensions thereof) and the representations and warranties set forth in Sections 3.2 and 3.3 shall survive indefinitely. After the expiration of such periods, any claim by a party hereto based upon any such representation or warranty shall be of no further force and effect unless a party has asserted a claim in accordance with this Article VIII for breach of any such representation or warranty prior to the expiration of such period, in which event any representation or warranty to which such claim relates shall survive with respect to such claim until such claim is resolved as provided in this
Article VIII. The covenants and agreements of the parties contained in this Agreement or in any of the other Transaction Documents shall survive until performed in accordance with their terms without limitation as to time.

                  8.2 Indemnification for the Benefit of the Company. Each Investor agrees, from and after the date hereof, to indemnify the Company and its Affiliates and agents, and the officers, directors, employees, successors, transferees and assigns of each of them (each, a "Company Indemnified Party") against and hold them harmless from and against all Losses incurred by any of them based upon, resulting from or arising out of (i) the breach of any representation or warranty of such Investor contained in this Agreement or any of the other Transaction Documents or (ii) the breach of or failure to perform any covenant or agreement of such Investor contained in this Agreement or any of the other Transaction Documents.

                  8.3 Indemnification by the Company. The Company agrees, subject to Section 8.1, from and after the date hereof, to indemnify the
Investors and their respective Affiliates and agents and the officers, directors, employees, members, successors, transferees and assigns of each of them (each, an "Investor Indemnified Party") against and hold them harmless from and against all Losses incurred by any of them based upon, resulting from or arising out of (i) the breach of any representation or warranty of the Company contained in this Agreement or any of the other Transaction Documents, or (ii) the breach of or failure to perform any covenant or agreement of the Company contained in this Agreement or any of the other Transaction Documents.

                  8.4 Materiality. Except for the representation and warranty contained in the penultimate sentence of Section 3.4, the Material Adverse Effect and other materiality (or correlative meaning) qualifications included in the representations, warranties, covenants and agreements contained herein or in any of the other Transaction Documents shall have no effect on any provisions in this Article VIII concerning the indemnities of the Company or the Investors with respect to such representations, warranties, covenants and agreements, each of which representations, warranties, covenants and agreements shall be read as though there were no Material Adverse Effect or other materiality qualification for purposes of such indemnities.

                  8.5 Indemnification Procedures. (a) An Investor Indemnified Party or a Company Indemnified Party, as the case may be (for purposes of this
Section 8.5, an "Indemnified  Party"),  shall give the indemnifying  party under
Section 8.2 or 8.3, as applicable (for purposes of this Section 8.5, an "Indemnifying Party"), prompt written notice (the "Indemnification Claim Notice") of any third party claim for which it will seek indemnification hereunder; provided that failure of the Indemnified Party to give the Indemnifying Party prompt written notice as provided herein shall not relieve the Indemnifying Party of any of its obligations hereunder except to the extent that the Indemnifying Party is prejudiced thereby. The Indemnifying Party shall have the right to assume, through counsel of its own choosing, which counsel shall be reasonably satisfactory to the Indemnified Party, the defense of any third party claim which is the subject of indemnification hereunder at its own expense. If the Indemnifying Party elects to assume the defense of any such claim, the Indemnified Party may participate with its own counsel in such defense, but in such case the fees and expenses of counsel to the Indemnified Party shall be paid by the Indemnified Party. The Indemnified Party shall, upon reasonable notice, provide the Indemnifying Party with access to its records and personnel relating to any such claim during normal business hours and shall otherwise cooperate with the Indemnifying Party in the defense or settlement thereof, and the Indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith. If the Indemnifying Party elects to direct the defense of any such claim, the Indemnified Party shall not pay, or permit to be paid, any part of such claim unless the Indemnifying Party consents in writing to such payment (which consent shall not be unreasonably withheld) or unless the Indemnifying Party withdraws from or fails to maintain the defense of such claim or unless a final judgment from which no appeal may be taken by or on behalf of the Indemnifying Party is entered against the Indemnified Party for indemnification; provided that, if the third party claimant is prepared to settle its claim by payment to it of a specified amount and, notwithstanding the request of the Indemnified Party for consent to the proposed settlement, the Indemnifying Party does not consent thereto, then the Indemnifying Party shall indemnify the Indemnified Party separately for the difference, if any, between the specified amount of the proposed settlement and the amount which is finally adjudicated to be the amount of the Liability to the third party. No settlement in respect of any third-party claim may be effected by the Indemnifying Party without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld). If the Indemnifying Party shall fail to undertake any such defense (or shall fail upon request to advise the Indemnified Party in writing that it will undertake such defense) within 30 days of receipt of the Indemnification Claim Notice, or subsequently withdraws from or fails to maintain the defense of such claim, the Indemnified Party shall have the right to undertake the defense or settlement thereof at the Indemnifying Party's expense. If the Indemnified Party assumes the defense of any such claim pursuant to this Section 8.5 it may conduct such defense (including entering into any settlement) as it reasonably deems appropriate.

     (b) Notwithstanding the foregoing, with respect to any claim that the Indemnifying Party is defending, the Indemnified Party shall have the right to retain separate counsel to represent it and the Indemnifying Party shall pay the fees and expenses of such separate counsel if there are conflicts that make it reasonably necessary for separate counsel to represent the Indemnified Party and the Indemnifying Party.

     (c) The parties agree to treat any indemnification payments made by the Company pursuant to this Agreement for Tax purposes as adjustments to the purchase price of the Notes and the GS Shares or the Preferred Stock, as the case may be.

                  8.6 Duplication. Any Liability for indemnification hereunder shall be determined without duplication of recovery by reason of the state of facts giving rise to such Liability constituting a breach of more than one representation, warranty, covenant or agreement; provided, however, that subject to there being no duplication of recovery, the Indemnified Party shall be entitled to recover to the maximum extent provided in this Agreement (by way of example, if any Indemnified Party's entitlement to indemnification is both by reason for a breach of a representation and warranty to which the one year survival period of Section 8.1 applies and by reason of a breach of a representation and warranty to which such survival period does not apply, the Indemnified Party shall be entitled to indemnification without regard to such one year survival period.)

                  8.7 Subordination. The Investors agree that the indemnification obligations of the Company pursuant to this Article VIII are hereby made subordinate and subject in right of payment to the prior payment in full of the Designated Senior Indebtedness in the same manner as the Notes are subordinated to the Senior Indebtedness pursuant to the subordination provisions of the Notes. The provisions of this Section 8.7 shall not be amended or modified without the prior written consent of the Required Lenders.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  9.1. Fees and Expenses. At the Initial Closing and at the Second Closing or the Second Closing Termination Date, as applicable, the Company shall reimburse the Investors in cash for their fees and expenses incurred as of the date hereof or the Second Closing (to the extent not previously reimbursed by the Company) as the case may be, in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby (including, without limitation, the fees and disbursements of its attorneys, accountants, consultants and other advisors) (collectively, "Investor Expenses"); provided, however, that the amount of Investor Expenses in respect of which the Investors shall be reimbursed hereunder shall not exceed $700,000 in the aggregate.

                  9.2. Public Announcements. The Investors and the Company shall consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and neither shall issue any such press release or make any such public statement without the prior consent of the other, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by Law or the rules and regulations of NASDAQ, if it has used reasonable efforts to consult with the other party prior thereto.

                  9.3. Restrictive Legends. None of the Notes, the Preferred Stock, the GS Shares or the Conversion Shares may be transferred without registration under the Securities Act and applicable state securities laws unless counsel to the Company shall advise the Company that such transfer may be effected without such registration. Each Note or certificate representing any of the foregoing shall bear legends in substantially the following form:

                  THE SECURITIES REPRESENTED BY THIS [NOTE] [CERTIFICATE] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR THE SECURITIES LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAW, OR (II) ANY EXEMPTION FROM REGISTRATION UNDER SUCH ACT, OR APPLICABLE STATE SECURITIES LAW, RELATING TO THE DISPOSITION OF SECURITIES, INCLUDING RULE 144.

                  9.4. Further Assurances. At any time or from time to time after the Initial Closing, the Company, on the one hand, and the Investors, on the other hand, agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby or by the other Transaction Documents and to otherwise carry out the intent of the parties hereunder or thereunder.

                  9.5. Successors and Assigns. This Agreement shall bind and inure to the benefit of the Company and the Investors and their respective successors, permitted assigns, heirs and personal representatives of the Company and the Investors, provided that the Company may not assign its rights or obligations under this Agreement to any Person without the prior written consent of the Investors, and provided further that no Investor may assign its rights or obligations under this Agreement to any Person (other than an Affiliate of such Investor) without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. In addition, and whether or not any express assignment has been made, the provisions of this Agreement that are for the Investors' benefit as purchasers or holders of Notes, Preferred Stock, the GS Shares or the Conversion Shares are also for the benefit of, and enforceable by, any subsequent holder of such Notes, Preferred Stock, GS Shares or Conversion Shares.

     9.6. Entire Agreement. This Agreement and the other Transaction Documents and the Confidentiality Agreement contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

                  9.7. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

                   (i)      if to the Company, to:

                            ProMedCo Management Company
                            801 Cherry Street, Suite 1450
                            Fort Worth, Texas 76102
                            Facsimile:  (817) 335-8321
                            Attention:     Mr. Robert Smith
                                           Chief Financial Officer

                            with a copy to (which shall not constitute notice):

                            Dyer, Ellis & Joseph
                            600 New Hampshire, NW
                            Washington, DC 20037
                            Telecopy:  (202) 944-3068
                            Attention:       Michael Joseph, Esq.

                   (ii)     if to the Investors, to:

                            GS Capital Partners III, L.P.
                            c/o Goldman, Sachs & Co.
                            85 Broad Street
                            New York, New York  10004
                            Telecopy:  (212) 357-5505
                            Attention:  Mr. Sanjeev Mehra
                            Attention:  Ben Adler, Esq.

                            with copies to (which shall not constitute notice):

                            Fried, Frank, Harris, Shriver & Jacobson
                            One New York Plaza
                            New York, New York  10004
                            Telecopy:  (212) 859-8587
                            Attention:    Robert C. Schwenkel, Esq.

                  All such notices, requests, consents and other communications shall be deemed to have been given or made if and when delivered personally or by overnight courier to the parties at the above addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified above (or at such other address or telecopy number for a party as shall be specified by like notice).

                  9.8. Amendments. The terms and provisions of this Agreement may be modified or amended, or any of the provisions hereof waived, temporarily or permanently, in a writing executed and delivered by the Company and the Investors. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

     9.9. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     9.10. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

                  9.11. Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

     9.12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW.

                  9.13. Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any Litigation arising out of or relating to this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby (and agrees not to commence any Litigation relating hereto or thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

                  9.14. WAIVER OF JURY TRIAL. THE COMPANY AND THE INVESTORS HEREBY WAIVE ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

                  9.15. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                PROMEDCO MANAGEMENT COMPANY


                                By:_________________________
                                     Name:
                                     Title:


GS CAPITAL PARTNERS III, L.P.
$_______ Notes

                                       $____________ Notes

By:  GS ADVISORS III, L.P.
       its general partner              _____________ GS Shares

By:  GS ADVISORS III, INC.,             _____________ shares of Preferred Stock
       its general partner

       By:_____________________
           Name:
           Title:
GS CAPITAL PARTNERS III OFFSHORE, L.P.

By:  GS ADVISORS III (CAYMAN), L.P.    $____________ Notes
       its general partner
                                        _____________ GS Shares

By:  GS ADVISORS III, INC.,
       its general partner              _____________ shares of Preferred Stock

       By:_____________________
           Name:
           Title:

GOLDMAN, SACHS & CO.
   VERWALTUNGS GMBH
                                     $____________ Notes

By:_____________________
     Name:                           _____________ GS Shares
     Title:
                                     _____________ shares of Preferred Stock

STONE STREET FUND 2000, LLC

By:_____________________            $____________ Notes
     Name:
     Title:                          _____________ GS Shares

                                     _____________ shares of Preferred Stock

Title:


                                Table of Contents

                                                                                                               Page

ARTICLE I             DEFINITIONS...............................................................................A-2
                      1.1.     Defined Terms; Interpretations...................................................A-2

ARTICLE II            ISSUANCE AND SALE OF NOTES, GS SHARES AND PREFERRED STOCK.................................A-11
                      2.1.     Initial Issuance, Purchase and Sale..............................................A-11

                      2.2.     The Initial Closing..............................................................A-11

                      2.3.     Initial Closing Deliveries.......................................................A-3

                      2.4.     Second Issuance, Purchase and Sale...............................................A-3

                      2.5.     The Second Closing...............................................................A-14

                      2.6.     Second Closing Deliveries........................................................A-14


ARTICLE III           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................................A-15
                      3.1.     Organization; Subsidiaries.......................................................A-15

                      3.2.     Due Authorization................................................................A-17

                      3.3.     Capitalization...................................................................A-18

                      3.4.     SEC Reports......................................................................A-18

                      3.5.     Financial Statements.............................................................A-19

                      3.6.     Absence of Certain Changes.......................................................A-19

                      3.7.     Litigation.......................................................................A-20

                      3.8.     Title to Properties..............................................................A-20

                      3.9.     Consents; No Violations..........................................................A-20

                      3.10.    Compliance with Laws; Licenses...................................................A-21

                      3.11.  Tax Matters........................................................................A-21

                      3.12.    Employee Benefit Plans...........................................................A-22

                      3.13.    Intellectual Property............................................................A-23

                      3.14.    Commitments......................................................................A-23

                      3.15.    Acquisitions.....................................................................A-26

                      3.16.    Brokers or Finders...............................................................A-26

                      3.17.    Proxy Statement..................................................................A-26

                      3.18.    Insurance........................................................................A-27

                      3.19.    Holding Company Act and Investment Company Act...................................A-27

                      3.20.    Offering of the Notes, the GS Shares and the Preferred Stock.....................A-27

                      3.21.    Existing Indebtedness; Future Liens..............................................A-28

                      3.22.    Solvency.........................................................................A-28

                      3.23.    Section 203 of the DGCL; Takeover Statute........................................A-28

                      3.24.    Year 2000........................................................................A-29

                      3.25.    Margin Regulations...............................................................A-29

                      3.26.    Disclosure.......................................................................A-29


ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF THE INVESTORS...........................................A-30
                      4.1.     Acquisition for Investment.......................................................A-30

                      4.2.     Restricted Securities............................................................A-30

                      4.3.     Accredited Investor..............................................................A-30

                      4.4.     Sufficient Funds.................................................................A-30


ARTICLE V             COVENANTS.................................................................................A-30
                      5.1.     Conduct of Business by the Company Pending the Second Closing....................A-30

                      5.2.     No Solicitation..................................................................A-32

                      5.3.     Bank Financing...................................................................A-32

                      5.4.     Press Releases; Interim Public Filings...........................................A-32

                      5.5.     HSR Act..........................................................................A-33

                      5.6.     Proxy Statement; Stockholders Meeting............................................A-33

                      5.7.     Consents; Approvals..............................................................A-34

                      5.8.     Listing..........................................................................A-34

                      5.9.     Board Representation.............................................................A-34

                      5.10.    Certificate of Designation.......................................................A-36

                      5.11.    Cooperation......................................................................A-37

                      5.12.    Access to Property; Records......................................................A-37

                      5.13.    Incentive Stock Options..........................................................A-37

                      5.14.    Notice of Breach.................................................................A-38

                      5.15.    Transfer Taxes...................................................................A-38

                      5.16.    Rule 144; Integration............................................................A-38

                      5.17.    Transfer Restrictions; Resale of Notes...........................................A-39

                      5.18.    Preemptive Rights................................................................A-39

                      5.19     Standstill Agreement.............................................................A-40

                      5.20.    Actions Requiring Investor Approval..............................................A-41

                      5.21.    Dividends........................................................................A-42

                      5.22.    Use of Proceeds..................................................................A-42


ARTICLE VI            CONDITIONS................................................................................A-42
                      6.1.     Conditions to Obligations of the Investors and the Company.......................A-42

                      6.2.     Conditions to Obligations of the Investors.......................................A-42

                      6.3.     Conditions to Obligations of the Company.........................................A-44


ARTICLE VII           TERMINATION...............................................................................A-44
                      7.1.     Termination......................................................................A-44

                      7.2.     Effect of Termination............................................................A-45


ARTICLE VIII          SURVIVAL; CERTAIN REMEDIES................................................................A-46
                      8.1.     Survival.........................................................................A-46

                      8.2      Indemnification for the Benefit of the Company...................................A-46

                      8.3      Indemnification by the Company...................................................A-3

                      8.4      Materiality......................................................................A-3

                      8.5      Indemnification Procedures.......................................................A-3

                      8.6      Duplication......................................................................A-3


ARTICLE IX            MISCELLANEOUS.............................................................................A-3
                      9.1.     Fees and Expenses................................................................A-3

                      9.2.     Public Announcements.............................................................A-3

                      9.3.     Restrictive Legends..............................................................A-3

                      9.4.     Further Assurances...............................................................A-3

                      9.5.     Successors and Assigns...........................................................A-3

                      9.6.     Entire Agreement.................................................................A-3

                      9.7.     Notices..........................................................................A-3

                      9.8.     Amendments.......................................................................A-3

                      9.9.     Counterparts.....................................................................A-3

                      9.10.    Headings.........................................................................A-3

                      9.11.    Nouns and Pronouns...............................................................A-3

                      9.12.    GOVERNING LAW....................................................................A-3

                      9.13.    Submission to Jurisdiction.......................................................A-3

                      9.14.    WAIVER OF JURY TRIAL.............................................................A-3

                      9.15.    Severability.....................................................................A-3

                                    Exhibits

        Exhibit 2.3(a)(vi)         Form of Opinion

        Exhibit 2.3(a)(ix)         Form of Amendment No. 1 to Rights Agreement
        Exhibit 2.6(a)(iii)        Form of Second Closing Opinion
        Exhibit 5.10               Form of Certificate of Designation

                          SECURITIES PURCHASE AGREEMENT

                                  by and among

                           PROMEDCO MANAGEMENT COMPANY

                          GS CAPITAL PARTNERS III, L.P.

                                       and

                The Parties Listed On The Signature Page Hereto

                                January 13, 2000

                                                                 Appendix B

                           PROMEDCO MANAGEMENT COMPANY

                           CERTIFICATE OF DESIGNATION

                                       OF

                      SERIES A CONVERTIBLE PREFERRED STOCK

                  Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, ProMedCo Management Company (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware ("DGCL"), DOES HEREBY CERTIFY that:

                  Pursuant to the authority conferred upon the Board of Directors of the Corporation (the "Board of Directors") by Section A of Article IV of the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), and in accordance with the provisions of
Section 151(g) of the DGCL, the Board of Directors on _______________, adopted the following resolution creating a series of Preferred Stock designated as Series A Convertible Preferred Stock.

                  RESOLVED, that pursuant to the authority vested in the Board of Directors in accordance with the DGCL and the provisions of the Certificate of Incorporation, a series of the class of authorized Preferred Stock, par value $0.01 per share, of the Corporation is hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as follows:

                  SECTION 1.  DEFINITIONS.

                  Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

                  "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more related transactions, of all or substantially all of the properties and assets of the Corporation and its Subsidiaries taken as a whole to any Person (as such term is used in Section 13(d)(3) of the Exchange Act), other than the Purchasers or their affiliates, (ii) the adoption of a plan relating to the liquidation or dissolution of the Corporation, (iii) the consummation of any transaction or other event (including, without limitation, any merger or consolidation) the result of which is that any "Person" or "Group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (other than the
         Purchasers and their affiliates) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 45% of the voting stock of the Corporation, or (iv) the first day on which a majority of the members of the Board of Directors are not Continuing Directors.

                  "Commission"   shall   mean  the   Securities   and   Exchange
Commission.

                  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who (i) was a member of the Board of Directors as of January 13, 2000 or (ii) was nominated for election or elected to the Board of Directors with the approval, recommendation or endorsement of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

                  "Conversion Price" shall mean the Initial Conversion Price, subject to adjustment as provided in Section 9.

                  "Current Market Price" shall mean the average of the daily Market Prices of the Common Stock for twenty consecutive Trading Days immediately preceding the date for which such value is to be computed.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include reference to the comparable section, if any, of any such successor federal statute.

                  "Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer which are publicly traded, the average of the daily Market Prices of such shares for twenty consecutive Trading Days immediately preceding the date for which the Fair Market Value of any such security is to be determined. The "Fair Market Value" of any such security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors or a committee thereof.

                  "Junior Stock" shall mean any capital stock or any rights, warrants or other securities convertible into or exchangeable for shares of any capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock.

                  "Liquidation Preference" with respect to a share of Series A Preferred Stock shall mean, as at any date, $100.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such share), plus an amount equal to all accrued but unpaid dividends (whether or not declared) on such share as at such date.

                  "Market Price" when used with reference to shares of Common Stock or other securities on any date, shall mean (i) the price of the last trade, as reported on the Nasdaq National Market, not identified as having been reported late to such system, or (ii) if the Common Stock is so traded, but not so quoted, the average of the last bid and ask prices, as those prices are reported on the Nasdaq National Market, or (iii) if the Common Stock is not listed or authorized for trading on the Nasdaq National Market or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose. If the Common Stock or such other securities are not publicly held or so listed or publicly traded, "Market Price" shall mean the Fair Market Value per share of Common Stock or of such other securities as determined in good faith by the Board of Directors based on an opinion of an independent investment banking firm acceptable to holders of a majority of the shares of Series A Preferred Stock, which opinion may be based on such assumptions as such firm shall deem to be necessary and appropriate.

                  "Outstanding"  shall mean,  when used with reference to Common
         Stock, at any date as of which the number of shares thereof is to be determined, fully diluted shares of Common Stock (calculated as prescribed by generally accepted accounting principles), except shares then owned or held by or for the account of the Corporation or any subsidiary thereof, and shall include all shares (i) issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock and (ii) issuable in respect of options or warrants to purchase, or securities convertible into, shares of Common Stock.

                  "Parity Stock" shall mean any capital stock or any rights, warrants or other securities convertible into or exchangeable for shares of any capital stock of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock.

                  "Paying Agent" shall mean the Transfer Agent or such other Person or Persons as may be appointed by the Board of Directors from time to time.

                  "Person"  shall  mean  any  individual,   firm,   corporation,
         partnership or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  "Securities Purchase Agreement" shall mean the Securities Purchase Agreement, dated as of January 13, 2000, by and among the Corporation and GS Capital Partners III, L.P. ("GSCP"), and certain affiliates of GSCP set forth on the signature page thereto (the "GSCP Affiliates", and collectively with GSCP and including their respective successors and permitted assigns, the "Purchasers").

                  "Senior Stock" shall mean any capital stock or any rights, warrants or other securities convertible into or exchangeable for shares of any capital stock of the Corporation ranking senior to (either as to dividends or upon liquidation, dissolution or winding up) the Series A Preferred Stock.

                  "Subsidiary" or "Subsidiaries" shall mean any corporation, limited liability company, partnership, business association or other Person with respect to which the Company has, directly or indirectly, ownership of or rights with respect to securities or other interests having the power to elect a majority of such Person's board of directors or analogous or similar governing body, or otherwise having the power to direct the management, business or policies of that corporation, limited liability company, partnership, business association or other Person.

                  "Trading Day" means a Business Day or, if the Common Stock is listed or admitted to trading on any national securities exchange, a day on which such exchange is open for the transaction of business.

                  Section 2.  Designation; Number; rank.

     (a)  Number;  Designation.   550,000  shares  of  Preferred  Stock  of  the
Corporation shall constitute a series designated as "Series A Convertible Preferred Stock" (the "Series A Preferred Stock").

                  (b) Rank. The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution or winding up, rank senior to the Common Stock, par value $0.01 per share, of the Corporation (the "Common Stock") and all other capital stock of the Corporation issued prior to or on or after the date hereof.

                  Section 3.  Dividends.

                  (a) Payment of Dividends. The holders of shares of Series A Preferred Stock, in preference to the holders of shares of Common Stock and of any shares of other capital stock of the Corporation as to payment of dividends, shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, distributions in the form of cumulative cash dividends at an annual rate per share equal to 6% of the Liquidation Preference from and after the respective dates of issuance of applicable shares of Series A Preferred Stock (the "Issue Date"), as long as the shares of Series A Preferred Stock remain outstanding. Dividends shall be (i) computed on the basis of the Liquidation Preference; (ii) accrue and be payable quarterly, in arrears, on March 31, June 30, September 30 and December 31 (each such date being referred to herein as a "Quarterly Dividend Payment Date"), except that if any Quarterly Dividend Payment Date is not a Business Day then the Quarterly Dividend Payment Date shall be on the first immediately succeeding Business Day, commencing on the first Quarterly Dividend Payment Date following the Issue Date; and (iii) payable in cash.

                  (b) Accrual of Dividends; Default Dividends. Dividends payable pursuant to clause (a) of this Section 3 shall begin to accrue and be cumulative from the Issue Date, whether or not declared on a daily basis. The amount of dividends so payable shall be determined on the basis of twelve 30-day months and a 360-day year. Accrued dividends not paid within 10 days of any Quarterly Dividend Payment Date shall accrue dividends at an annual dividend rate of 8% of the Liquidation Preference (the "Default Dividend Rate") until paid in full and shall be payable at any time as of which funds legally available therefor are available to the Corporation (without reference to any regular Quarterly Dividend Payment Date) to the holders of record on such date, not exceeding 30 days preceding the payment thereof, as may be fixed by the Board of Directors. Dividends paid on shares of Series A Preferred Stock (including any dividends payable at the Default Dividend Rate (such dividends, "Default Dividends")) in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. All references herein to "unpaid dividends" shall be deemed to include any unpaid Default Dividends.

                  (c) Restricted Payments. So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on any of shares of Common Stock or other capital stock of the Corporation or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of shares of Common Stock or other capital stock of the Corporation or any warrants, rights, calls or options exercisable for or convertible into any shares of Common Stock or other capital stock of the Corporation, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property, and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Common Stock or other capital stock of the Corporation or any warrants, rights, calls or options exercisable for or convertible into any Common Stock or other capital stock of the Corporation unless, all unpaid dividends on the shares of Series A Preferred Stock shall have been paid.

                  (d) Dividends on Common Stock. So long as any shares of Series A Preferred Stock remain outstanding, if the Corporation pays a dividend in cash, securities or other property on shares of Common Stock then at the same time the Corporation shall declare and pay a dividend on shares of Series A Preferred Stock in the amount of dividends that would be paid with respect to shares of Series A Preferred Stock if such shares were converted into shares of Common Stock on the record date for such dividends (or if no record date is established, at the date such dividend is declared).

                  SECTION 4.        VOTING RIGHTS.

                  In addition to any voting rights provided by law, the holders of shares of Series A Preferred Stock shall have the voting rights set forth in this Section 4:

                  (a) Right to Vote as a Single Class with Holders of Common Stock. So long as any shares of Series A Preferred Stock are outstanding, each share of Series A Preferred Stock shall entitle the holder thereof to notice of and to vote on all matters submitted to a vote of the stockholders of the Corporation, voting together as a single class with the holders of shares of Common Stock. The holders of each share of Series A Preferred Stock shall be entitled to vote with respect to each share of Series A Preferred Stock held by each such holder a number of votes equal to the number of votes which could be cast in such vote by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible (as adjusted pursuant to Section 9) on the record date for such vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregation of all shares of Common Stock into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

                  (b) Right to Designate Directors. In addition to any of the voting rights provided to the holders of shares of Series A Preferred Stock pursuant to the Securities Purchase Agreement, in the event the Corporation shall have failed to pay in full (i) dividends on the shares of Series A Preferred Stock for a period of twelve consecutive months or (ii) the Mandatory Redemption Price within 30 days of the Mandatory Redemption Date, then, in addition to any other rights that may otherwise be available to holders of Series A Preferred Stock pursuant to this Certificate of Designation or otherwise, the total number of directors of the Corporation shall be increased by two, and the holders of Series A Preferred Stock, voting together as a single class, shall by affirmative vote of holders of a plurality of the total number of shares of Series A Preferred Stock voting thereon, be entitled to elect to the Board of Directors, at a meeting of such stockholders or by written consent in lieu thereof, two additional directors (the "Default Directors") (which directors shall be in addition to, and not in lieu of, any Preferred Designees (as defined in the Securities Purchase Agreement) and which shall each be required to satisfy any qualifications existing under applicable law and shall be entitled to all rights of voting and participation as are directors of the Corporation generally), and shall be entitled, by affirmative vote of holders of a majority of the total number of shares of Series A Preferred Stock then outstanding or by written consent in lieu thereof, at any time to remove any director so elected. Any other provision of this Certificate of Designation or the Certificate of Incorporation or By-laws of the Corporation notwithstanding, no Default Director may be removed except in the manner provided for in this paragraph. Vacancies among the Default Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled at any time, but only by the affirmative vote of holders of a plurality of the total number of shares of Series A Preferred Stock then outstanding, voting together as a single class, or by written consent in lieu thereof, and any director so chosen shall hold office for a term expiring on the date the term of office of the director such newly-elected director shall have replaced would have expired. At any time during which the holders of Series A Preferred Stock are entitled to elect Default Directors, in the event the Corporation declares and pays in cash all theretofore unpaid dividends and/or pays in full the Mandatory Redemption Amount, as the case may be, then the term of any Default Director then in office shall be deemed to have expired as of the time such payments are made, and the total number of directors of the Corporation shall be reduced by the number of Default Directors then in office whose term shall have expired and the holders of Series A Preferred Stock shall cease to have any rights hereunder to elect Default Directors, in each case, unless and until one or more of the conditions specified in clauses (i) and (ii) hereof shall recur.

                  (c) Actions Not to be Taken Without Vote of Holders of Series A Preferred Stock. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, without the affirmative vote or consent of the holders of not less than 50% of all shares of Series A Preferred Stock at any time outstanding:

     (i) authorize, increase the authorized number of shares of, or issue any shares of Senior Stock or Parity Stock;

     (ii) increase the authorized number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any shares of, Series A Preferred Stock other than as required by this Certificate of Designation; or

     (iii) reclassify any shares of Series A Preferred Stock or authorize, adopt or approve an amendment to this Certificate of Designation which would increase or decrease the par value of the shares of Series A Preferred Stock, or alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect such shares of Series A Preferred Stock adversely.

                  (d) Exercise of Voting Rights. (i) The foregoing rights of holders of shares of Series A Preferred Stock to take any actions as provided in this Section 4 may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of not less than 50% of all shares of Series A Preferred Stock outstanding as of the record date of such written consent.

     So long as such right to vote continues, the Chairman of the Board of the Corporation may call, and if the holders of shares of Series A Preferred Stock are to vote separately as a single class, upon the written request of holders of record of 20% of the outstanding shares of Series A Preferred Stock, addressed to the Secretary of the Corporation, at the principal office of the Corporation, the Chairman of the Board of the Corporation shall call, a special meeting of the holders of shares of Series A Preferred Stock entitled to vote as provided herein. The Corporation shall use its best efforts to hold such meeting within 60, but in any event not later than 90, days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the By-laws of the Corporation for the holding of meetings of stockholders; provided that the Corporation shall not be required to call such a special meeting if such request is received fewer than 90 days before the date fixed for the next ensuing annual meeting of stockholders of the Corporation; and provided, further, that if it is necessary for the Corporation to solicit proxies for use at such special meeting, the Corporation's obligation to conduct such special meeting shall be delayed for such period of time as is necessary for the Corporation to prepare and file a proxy statement and to obtain the Commission's clearance of such proxy statement.

     (ii) At each meeting of stockholders at which the holders of shares of Series A Preferred Stock shall have the right, voting separately as a single class, to take any action, the presence in person or by proxy of the holders of record of one-half of the total number of shares of Series A Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof, in the absence of a quorum of the holders of shares of Series A Preferred Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series A Preferred Stock from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

     (iii) For the taking of any action as provided in this Section 4 by the holders of shares of Series A Preferred Stock, each such holder shall have one vote for each share of such stock standing in his name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held.

                  Section 5. Redemption.

                   (a) Optional Redemption. (i) Subject to the rights of holders of shares of Series A Preferred Stock set forth in Section 9 hereof, the Corporation shall, at any time following the fourth anniversary of the Issue Date, have the right, at its sole option and election made in accordance with clause (a)(ii) below, to redeem, to the extent the Corporation shall have the funds legally available therefor, all, but not less than all, of the then outstanding shares of Series A Preferred Stock within 45 days following any date on which the Market Price per share of Common Stock for at least 20 out of 30 consecutive Trading Days immediately preceding such date, including the last Trading Day of such period, is equal to or greater than 150% of the Conversion Price in effect as of the first day of such 30-Trading Day period (any such date, a "Redemption Trigger Date"), for an amount per share equal to the Liquidation Preference (the "Optional Redemption Price") as of the Optional Redemption Date (as defined below). Notwithstanding the foregoing, no redemption shall be permitted pursuant to this Section 5(a) at any time during which the Common Stock is not listed or admitted to be listed on any of the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market.

     (ii) Notice of any redemption of shares of Series A Preferred Stock pursuant to clause (a)(i) shall be mailed, first class postage prepaid, to each holder of shares of Series A Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation, specifying (x) the Optional Redemption Price and (y) the redemption date (the "Optional Redemption Date"); and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder's certificate or certificates representing the shares to be redeemed (the "Optional Redemption Notice"). The Optional Redemption Notice shall be mailed not more than 20 days following the applicable Redemption Trigger Date. The Optional Redemption Date shall be determined by the Corporation but in no event shall be earlier than the 10th day following the date of the Redemption Notice or later than the 25th day following the Redemption Notice.

                  (b) Mandatory Redemption. (i) Subject to the rights of holders of shares of Series A Preferred Stock set forth in Section 9 hereof, the Corporation shall, on the seventh anniversary of the Issue Date (such date, the "Mandatory Redemption Date"), redeem, to the extent the Corporation shall have the funds legally available therefor, all, but not less than all, of the then outstanding shares of Series A Preferred Stock for an amount per share equal to the Liquidation Preference as of such date (the "Mandatory Redemption Price"). If the funds of the Corporation legally available for redemption of shares of Series A Preferred Stock on the Mandatory Redemption Date are insufficient to redeem the total number of shares to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon the number of shares of Series A Preferred Stock held by each such holder. The shares of Series A Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided in this Certificate of Designation at any time. Thereafter, when sufficient additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred Stock that remain outstanding, such funds shall immediately be used to redeem the entire balance of the shares of Series A Preferred Stock that the Corporation has become obliged to redeem on the Mandatory Redemption Date but which the Corporation has not redeemed.

     (ii) Notice of any redemption of shares of Series A Preferred Stock pursuant to clause (b)(i) shall be mailed, first class postage prepaid, to each holder of shares of Series A Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation, specifying (x) the number of shares of Series A Preferred Stock to be redeemed, (y) the Mandatory Redemption Price and (z) the Mandatory Redemption Date; and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder's certificate or certificates representing the shares to be redeemed (the "Mandatory Redemption Notice"). The Mandatory Redemption Notice shall be mailed not less than 25 and not more than 45 days prior to the Mandatory Redemption Date.

                  (c) Payment of Redemption Price. On the date of any redemption pursuant to this Section 5, (i) the Corporation shall in cash or by wire transfer to an account designated by each holder the Optional Redemption Price or the Mandatory Redemption Price, as the case may be, for each of its shares of Series A Preferred Stock, and (ii) after payment has been made in accordance with clause (i) above, dividends on the shares of Series A Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Optional Redemption Price or the Mandatory Redemption Price, as the case may be, and except the right to convert shares of Series A Preferred Stock so called for redemption prior to the close of business on the date immediately preceding the date fixed for such redemption) shall cease.

                  Section 6.  change of control.

                  (a) Offer to Repurchase. Upon the occurrence of a Change of Control, the Corporation shall make an offer (a "Change of Control Offer") to each holder of shares of Series A Preferred Stock to repurchase all or any part (subject to the rights of holder pursuant to Section 9) of each such holder's shares of Series A Preferred Stock at an offer price in cash equal to 101% of the Liquidation Preference as of the Change of Control Payment Date (the "Change of Control Payment"). The Corporation shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of shares of Series A Preferred Stock as a result of a Change of Control, and the Corporation shall not be in violation of this Certificate of Designation by reason of any act required by such rule or other applicable law.

                  (b) Within 25 days following any Change of Control, the Corporation shall mail a notice to each holder of shares of Series A Preferred Stock stating:

     (i) that the Change of Control Offer is being made pursuant to this Section 6 and that all shares of Series A Preferred Stock tendered will be accepted for payment;

     (ii) the purchase price and the purchase date, which shall be at least 30 but no more than 60 days from the date on which the Corporation mails notice of the Change of Control (the "Change of Control Payment Date");

     (iii) that any shares of Series A Preferred Stock not tendered will continue to accrue dividends as provided in this Certificate of Designation;

     (iv) that, unless the Corporation defaults in the payment of the Change of Control Payment, all shares of Series A Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends after the Change of Control Payment Date;

     (v) that holders of shares of Series A Preferred Stock electing to have any shares of Series A Preferred Stock purchased pursuant to a Change of Control Offer shall be required to surrender the shares of Series A Preferred Stock to the Corporation or its designated agent for such purpose, at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; and

     (vi) that holders of shares of Series A Preferred Stock will be entitled to withdraw their election if the Corporation or its designated agent for such purpose, receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder of shares of Series A Preferred Stock, the number of shares of Series A Preferred Stock delivered for purchase, and a statement that such holder is withdrawing his election to have such shares purchased.

                  (c) On the Change of Control Payment Date, the Corporation shall, to the extent lawful, (i) accept for payment all shares of Series A Preferred Stock tendered pursuant to the Change of Control Offer and (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all shares of Series A Preferred Stock so tendered. The Corporation shall promptly mail to each holder of shares of Series A Preferred Stock so tendered the Change of Control Payment for such shares. The Corporation shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  Section 7.  Status of Converted or Redeemed Stock.

                  Any shares of Series A Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares of Series A Preferred Stock shall upon their cancellation, and upon the filing of any document required by the DGCL, become authorized but unissued shares of Preferred Stock, $0.01 par value, of the Corporation and may be reissued as part of another series of Preferred Stock, $0.01 par value, of the Corporation.

                  Section 8.  Liquidation, Dissolution or Winding Up.

                  (a) (i) In the event the Corporation shall (A) commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or (B) consent to the entry of an order for relief in an involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation, or of any substantial part of its property, or (C) make an assignment for the benefit of its creditors, or (D) admit in writing its inability to pay its debts generally as they become due, or
(ii)(x) if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and (y) any such decree or order shall be unstayed and in effect for a period of 60 consecutive days and on account of any such event the Corporation shall liquidate, dissolve or wind up, or (iii) if the Corporation shall otherwise liquidate, dissolve or wind up, after payment or provision for the payment for the debts and other liabilities of the Corporation (each, a "Liquidation"), before any payment or distribution to holders of shares of Junior Stock or Parity Stock, holders of shares of Series A Preferred Stock shall be entitled to receive an amount equal to the greater of (x) the Liquidation Preference with respect to each share of Series A Preferred Stock held by such holder as of the date of Liquidation, or (y) the amount that would have been received with respect to shares of Series A Preferred Stock upon any such Liquidation if such shares had been converted to shares of Common Stock immediately prior to the date of such Liquidation.

                  (b) If, upon any such Liquidation, whether voluntary or involuntary, the assets to be distributed to the holders of the Series A Preferred Stock shall be insufficient to permit payment of the full amount of the Liquidation Preference with respect to each share of Series A Preferred Stock, then the entire assets of the Corporation to be distributed among the holders of the Series A Preferred Stock shall be distributed ratably among such holders in accordance with the number of shares of Series A Preferred Stock held by each such holder.

                  (c) After the payment to the holders of shares of the Series A Preferred Stock of the full amount of any liquidating distribution to which they are entitled under this Section 8, the holders of the Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

                  (d) Whenever the distribution provided for in this Section 8 shall be payable in securities or property other than cash, the value of such distribution shall be the Fair Market Value of such securities or property.

                  Section 9.  Conversion.

                  (a) Right to Convert. Subject to the provisions for adjustment hereinafter set forth, each share of Series A Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Liquidation Preference as of the Conversion Date by the Conversion Price in effect as of the Conversion Date. The Conversion Price shall initially be $3.25 (the "Initial Conversion Price"), and shall be subject to adjustment as provided in clauses (e) through (g) of this
Section 9. The conversion right set forth in this clause (a) shall be exercisable at the option of the holder at any time following the Issue Date. In the case of shares of Series A Preferred Stock called for redemption pursuant to
Section 5 hereof, conversion rights shall expire with respect to such shares on the Optional Redemption Date or the Mandatory Redemption Date, as the case may be, when payment in full of the applicable redemption price shall have been made by the Corporation.

                  (b) Mechanics of Conversion. Conversion of shares of Series A Preferred Stock may be effected by any such holder upon the surrender to the Corporation at the principal office of the Corporation or at the office of any agent or agents of the Corporation, as may be designated by the Board of
Directors (the "Transfer Agent"), of the certificate(s) for such Series A Preferred Stock to be converted, accompanied by a written notice (the date of such notice being referred to as the "Conversion Date") stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 9 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued; provided that in all cases the converting holder shall convert at least 1000 shares of Series A Preferred Stock (or if such holder holds less than 1000 shares, all shares of Series A Preferred Stock held by such holder). In case any holder's notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Corporation will pay any and all transfer, issue, stamp and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock pursuant hereto. As promptly as practicable, and in any event within five Business Days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes which are the responsibility of the holder as set forth above (or the demonstration to the satisfaction of the Corporation that such taxes have been paid), the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock, to which the holder of shares of Series A Preferred Stock being converted shall be entitled and (ii) if less than the full number of shares of Series A Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted. Such conversion shall be deemed to have been made at the close of business on the Conversion Date so that the rights of the holder thereof as to the shares being converted shall cease except for the rights pursuant to Section 9(c) to receive shares of Common Stock, in accordance herewith, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

                  In case any shares of Series A Preferred Stock are to be redeemed pursuant to Sections 5 or 6, such right of conversion shall cease and terminate as to the shares of Series A Preferred Stock to be redeemed at the close of business on the Business Day preceding the applicable redemption date.

                  (c) Fractional Shares. In connection with the conversion of any shares of Series A Preferred Stock into shares of Common Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price per share of Common Stock on the Trading Day on which such shares of Series A Preferred Stock are deemed to have been converted. If more than one share of Series A Preferred Stock shall be surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the total number of shares of Series A Preferred Stock so surrendered. Promptly upon conversion, the Corporation shall pay to the holder of shares of Series A Preferred Stock so converted out of funds legally available, an amount equal to any accrued and unpaid dividends on the shares of Series A Preferred Stock surrendered for conversion to the date of such conversion, together with cash in lieu of any fractional interest of such holder.

                  (d) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series A Preferred Stock, free from any preemptive rights, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock issued or issuable pursuant to the Securities Purchase Agreement into shares of Common Stock, and shall take all actions required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Series A Preferred Stock.

                  (e) Adjustment to Conversion Price for Dividends and for Combinations or Subdivisions of Common Stock; Additional Shares. (i) In case the Corporation shall at any time or from time to time after the Issue Date (A) pay a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock, (B) subdivide the outstanding shares of Common Stock,
(C) combine the outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of the shares of Common Stock any shares of capital stock of the Corporation, then, and in each such case, the Conversion Price in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of Series A Preferred Stock thereafter surrendered for conversion into Common Stock shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such shares of Series A Preferred Stock been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause (i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective. No adjustment shall be made pursuant to this clause
(i) in connection with any transaction to which clause (f) applies.

     (ii) In case the Corporation shall pay a dividend or make a distribution to all holders of shares of Common Stock (including any dividend or distribution paid in connection with a consolidation or merger in which the Corporation is the continuing corporation) of any shares of capital stock of the Corporation or evidences of its indebtedness or assets or cash (excluding dividends or distributions in connection with the liquidation, dissolution or winding up of the Corporation) or rights or warrants to subscribe for or purchase shares of Common Stock or securities convertible into or exchangeable for Common Stock (excluding those securities referred to in subsection (i) above), then in each such case the Conversion Price in effect immediately prior thereto shall be reduced to an amount determined by determined by multiplying (A) the Conversion Price in effect on the record date for the determination of stockholders entitled to receive the payment or distribution by (B) a fraction, the numerator of which shall be the Current Market Price per share of Common Stock on such record date less the then Fair Market Value as of such record date of the cash, assets, evidences of indebtedness or securities so paid with respect to one share of Common Stock, and the denominator of which shall be the Current Market Price per share of Common Stock on such record date. Such adjustment shall be made whenever any such payment is made, and shall become effective retroactively immediately after such record date.

     (iii) In case the Corporation shall issue shares of Common Stock (or rights, warrants or other securities convertible into or exchangeable for shares of Common Stock) (collectively, "Additional Shares") after the Issue Date at a price per share (or having a conversion price per share) less than the greater of (A) the Current Market Price per share of Common Stock on the date preceding the earlier of the issuance or public announcement of the issuance of such Additional Shares of Common Stock and (B) the Conversion Price as of the date of issuance of such shares (or, in the case of convertible or exchangeable securities, less than the Current Market Price as of the date of issuance of the rights, warrants or other securities in respect of which shares of Common Stock were issued), then, and in each such case, the Conversion Price shall be reduced to an amount determined by multiplying (A) the Conversion Price in effect on the day immediately prior to such date by (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock Outstanding immediately prior to such sale or issue multiplied by the greater of (a) the then applicable Conversion Price per share and (b) the Current Market Price per share of Common Stock on the date preceding the earlier of the issuance or public announcement of the issuance of such Additional Shares of Common Stock (the greater of (a) and (b) above hereinafter referred to as the "Adjustment Price") and (2) the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so issued (or into or for which the rights, warrants or other convertible securities may convert or be exercisable), and the denominator of which shall be the sum of (x) the total number of shares of Common Stock Outstanding immediately prior to such sale or issue and (y) the number of Additional Shares issued (or into or for which the rights, warrants or convertible securities may be converted or exercised), multiplied by the Adjustment Price. An adjustment made pursuant to this clause (iii) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively to the close of business on the date of such issuance. For purposes of this clause (iii), the aggregate consideration receivable by the Corporation in connection with the issuance of shares of Common Stock or of rights, warrants or other securities convertible into shares of Common Stock shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such Common Stock, rights, warrants and convertible securities plus the aggregate amount (as determined on the date of issuance), if any, payable upon exercise or conversion of any such rights, warrants and convertible securities into shares of Common Stock. If, subsequent to the date of issuance of such right, warrants or other convertible securities, the exercise or conversion price thereof is reduced, such aggregate amount shall be recalculated and the Conversion Price shall be adjusted retroactively to give effect to such reduction. On the expiration of any option or the termination of any right to convert or exchange any securities into Additional Shares, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination (but taking into account other adjustments made following the time of issuance of such options or securities) had such option or security, to the extent outstanding immediately prior to such expiration or termination, never been issued. If Common Stock is sold as a unit with other securities, the aggregate consideration received for such Common Stock shall be deemed to be net of the Fair Market Value of such other securities. The issuance or reissuance of
(i) any shares of Common Stock or rights, warrants or other securities convertible into shares of Common Stock (whether treasury shares or newly issued shares) (A) pursuant to a dividend or distribution on, or subdivision, combination or reclassification of, the Outstanding shares of Common Stock requiring an adjustment in the Conversion Price pursuant to clause (i) of this clause (e); (B) pursuant to any restricted stock or stock option plan or program of the Corporation involving the grant of options or rights to acquire shares of Common Stock after the date hereof to directors, officers and employees of the Corporation and its Subsidiaries as provided in Section 5.13 of the Purchase Agreement; (C) pursuant to any option, warrant, right, or convertible security outstanding as of the Issue Date, or (ii) the Series A Preferred Stock and any shares of Common Stock issuable upon conversion or exercise thereof, shall not be deemed to constitute an issuance of Common Stock or convertible securities by the Corporation to which this clause (iii) applies. No adjustment shall be made pursuant to this clause (iii) in connection with any transaction to which clause
(f) applies.

     (iv) The term "dividend," as used in this clause (e), shall mean a dividend or other distribution upon the capital stock of the Corporation.

     (v) Anything in this clause (e) to the contrary notwithstanding, the Corporation shall not be required to give effect to any adjustment in the Conversion Price (x) if, in connection with any event which would otherwise require an adjustment pursuant to this clause (e), the holders of Series A Preferred Stock have received the dividend or distribution to which such holders are entitled under Section 3 hereof or (y) unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as above provided, shall have resulted in a change of the Conversion Price such that the number of shares of Common Stock receivable upon conversion of each share of Series A Preferred Stock would differ by at least one one-hundredth of one share of Common Stock, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Price by at least one one-hundredth of one share of Common Stock, such change in Conversion Price shall thereupon be given effect.

     (vi) The certificate of any firm of independent public accountants of recognized national standing selected by the Board of Directors (which may be the firm of independent public accountants regularly employed by the Corporation) shall be presumptively correct for any computation made under this clause (e).

     (vii) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of the right of conversion granted by this clause
(e) or in the Conversion Price then in effect shall be required by reason of the taking of such record.

     (viii) If any event occurs as to which the provisions of this Section 9(e) are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the Series A Preferred Stock in accordance with the essential intent and principles of such provisions, the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights of the holders of the Series A Preferred Stock.

                  (f) Adjustment to Conversion Price for Reclassification and Reorganization. In the case of any reclassification of the Common Stock, any consolidation of the Corporation with, or merger with the Corporation into, any other Person, any merger of another entity into the Corporation (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation), any sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange pursuant to which share exchange the shares of Common Stock are converted into other securities, cash or other property (each of the foregoing, a "Transaction"), in addition to any rights of holders of shares of Series A Preferred Stock pursuant to Section 6, each share of Series A Preferred Stock then outstanding shall thereafter be convertible into, in lieu of the Common Stock issuable upon such conversion prior to consummation of such Transaction, the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series A Preferred Stock was convertible immediately prior to such Transaction. In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 9 shall be deemed to apply, so far as appropriate and nearly as may be, to such other securities or property. The Corporation, the person formed by the consolidation or resulting from the merger or which acquires such assets or which acquires the Corporation's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such rights and such rights shall be clearly provided for in the definitive transaction documents relating to such transaction. The certificate or articles of incorporation or other constituent document shall provide for adjustments, which, for events subsequent to the effective date of the certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9. The provisions of this Section 9(f) shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

                  (g) Adjustment to Conversion Price for Redemption. In case the Corporation shall purchase, redeem or otherwise acquire any shares of Common Stock at a price per share greater than the Current Market Price per share of such Common Stock on the date of such event, or in case the Corporation shall purchase, redeem or otherwise acquire other securities convertible into or exchangeable for Common Stock for a consideration per share of Common Stock into which such security is convertible or exchangeable greater than the Current Market Price per share of Common Stock on the date of such event, then the Conversion Price in effect immediately prior thereto shall be reduced to an amount determined by multiplying (A) the Conversion Price in effect on the day immediately prior to such date by (B) a fraction, the numerator of which shall be the difference between (1) the number of shares of Common Stock Outstanding immediately prior to such purchase, redemption or acquisition multiplied by the then applicable Current Market Price per share and (2) the aggregate consideration payable by the Corporation for the total number of shares of Common Stock so purchased, redeemed or acquired (or, into or for which the rights, warrants or other convertible securities may convert or be exercisable), and the denominator of which shall be the difference between (x) the total number of shares of Common Stock Outstanding immediately prior to such event and
(y) the number of shares so purchased, redeemed or acquired, multiplied by the then applicable Current Market Price per share. Such adjustment shall be made whenever such Common Stock is purchased, redeemed or otherwise acquired by the Corporation, and shall become effective immediately after such date.

                  (h) Notice of Record Date. In case at any time or from time to time (i) the Corporation shall pay any stock dividend or make any other non-cash distribution to the holders of its Common Stock, or offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other right, or (ii) there shall be any capital reorganization or reclassification of the Common Stock of the Corporation or consolidation or merger of the Corporation with or into another corporation, or any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then, in any one or more of said cases the Corporation shall give at least 20 days' prior written notice (the time of mailing of such notice shall be deemed to be the time of giving thereof) to the registered holders of the Series A Preferred
Stock at the addresses of each as shown on the books of the Corporation maintained by the Transfer Agent thereof of the date on which (A) a record shall be taken for such stock dividend, distribution or subscription rights or (B) such reorganization, reclassification, consolidation, merger, sale or conveyance, dissolution, liquidation or winding up shall take place, as the case may be; provided that, in the case of any Transaction to which clause (f) applies the Corporation shall give at least 30 days' prior written notice as aforesaid. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or conveyance or participate in such dissolution, liquidation or winding up, as the case may be. Failure to give such notice shall not invalidate any action so taken.

                  Section 10.  Reports.

                  (a) Reports as to Adjustments. Upon any adjustment of the Conversion Price then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion provisions set forth in Section 9, then, and in each such case, the Corporation shall promptly deliver to the Transfer Agent of the Series A Preferred Stock and Common Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Conversion Price then in effect following such adjustment and the increased or decreased number of shares issuable upon a conversion following such adjustment, and shall set forth in reasonable detail the method of calculation of each and a brief statement of the facts requiring such adjustment. Where appropriate, such notice to holders of the Series A Preferred Stock may be given in advance and included as part of the notice required under the provisions of Section 9(i).

                  (b) Financial Reports. So long as any of shares of Series A Preferred Stock is outstanding, in the event the Corporation is not required to file quarterly and annual financial reports with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Exchange Act, the Corporation will furnish the holders of the Series A Preferred Stock with reports containing the same information as would be required in such reports.

                  Section 11.  Certain Covenants.

                  Any registered holder of Series A Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate of Designation or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                  IN WITNESS WHEREOF, the officers named below, acting for and on behalf of ProMedCo Management Company have hereunto subscribed their names on this ___ day of ________________.

                          PROMEDCO MANAGEMENT COMPANY


                          By:__________________________________________________
                                 Name:
                                 Title:

Attest:

By:_________________________________________
     Name:
     Title: